Exhibit 4.11

LEASE

between

DRUM INCOME PLUS LIMITED

and

NUCANA BIOMED  PLC

Subjects: Suite 2 (East), Second Floor, Lochside House, 3 Lochside Way, Edinburgh Park,

Brodies LLP

15 Atholl Crescent

Edinburgh EH3 8HA

T: 0131 228 3777

F: 0131 228 3878

DX.ED10

Ref: EKW/DRU114.36

FAS 0468

2017

LEASE

between

DRUM INCOME PLUS LIMITED incorporated and registered in England and Wales with company number 09515513 whose registered office is at Level 13, Broadgate Tower, 20 Primrose Street, London EC2A 2EW (hereinafter called the "Landlord")

and

NUCANA BIOMED LIMITED incorporated under the Companies Acts with company number 03308778 and having its registered office at 77-78 Cannon Street, London, England, EC4N 6AF (hereinafter called the "Tenant")

The parties hereto have agreed and do hereby agree as follows:-

1	Definitions and Interpretation
1.1	definitions

In this Lease the following expressions shall have, where the context so admits, the following meanings respectively:

1.1.1	"Building" means the subjects more particularly described in Part 1B of the Schedule;
1.1.2	"Car Parks" means those parts of the Development used from time to time for car parking;
1.1.3

"Common Parts" means the common parts of the Building from time to time being those described in Part 2 of the Schedule as varied, altered, extended or restricted by the Landlord acting reasonably and in accordance with the principles of good estate management and exercising the rights reserved to the Landlord in terms of paragraph 12 of Part 4 of the Schedule including any extension thereof made by the Landlord in terms of paragraph 13 of Part 4 the Schedule;

1.1.4

"Conduits" means the pipes, sewers, channels, ventilation ducting, drains, rhones, conduits, gutters, lightning conductors, watercourses, wires, cables, aerials, subways, flues and all other conducting media, pumps, valves, manholes, meters and connections for the time being and from time to time in and passing through or serving the Building or Development some part thereof;

1.1.5	"Development" means the subjects more particularly described in Part 1C of the Schedule;
1.1.6	"Duration of this Lease" means the period referred to in Clause 2 and any continuation thereof whether by tacit relocation, by statute or for any other reason;

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1.1.7	“Entry Conditions” means:
1.1.7.1	taking entry only after giving Requisite Notice,
1.1.7.2	taking entry where, having regard to the purpose of taking entry, there is no other reasonably practicable alternative,
1.1.7.3

making good all damage caused to the Premises and, provided the Tenant has taken reasonable steps to protect the same, to the Tenant’s fittings and fixtures in the Premises and that as soon as reasonably practicable and to the Tenant’s reasonable satisfaction,

1.1.7.4	ensuring that those taking access shall cause the minimum practicable disturbance to the Tenant’s use of the Premises as permitted under this Lease,
1.1.7.5	ensuring that the Tenant’s use of the Premises as permitted under this Lease is not materially adversely affected, and
1.1.7.6	ensuring that sufficient access to and egress the Premises is maintained at all times.
1.1.8

"Full Cost of Reinstatement" means an amount equal to the costs which would be likely to be incurred, including the costs of shoring up, demolition and site clearance, architects, surveyors and other professional fees and VAT in the case of the insurances to be effected under Clause 4 in reinstating the Development (including the Building) or any part thereof, at the time when such reinstatement is likely to take place having regard to any expected increases in building costs pending and during the period of reinstatement;

1.1.9

"Insured Risks" means risks in respect of loss or damage by fire, lightning, explosion, impact and (in peacetime) aircraft and other aerial devices and/or articles dropped therefrom, burst water pipes, riot and civil commotion and malicious damage, storm or tempest, flood and terrorism (but only for so long as and to the extent that the Landlord is able to obtain cover for the foregoing risks at normal and reasonable commercial rates and on normal and reasonable commercial conditions in the UK insurance market) and such other normal commercial risks against which the Landlord may from time to time (acting reasonably)  deem it necessary to insure subject to such normal and reasonable commercial exclusions, limitations, excesses or conditions, as may be applied by the Insurers;

1.1.10	"Insurers" means a reputable UK insurance office or underwriters with whom the Landlord effects the insurances under Clause 4;

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1.1.11

"Interest" means interest at the rate of four per centum per annum above the base lending rate for the time being of The Royal Bank of Scotland plc or in the absence of such a rate, such rate as is reasonably equivalent thereto;

1.1.12	"Landlord" means the Landlord and its successors in title;
1.1.13

"Lettable Units" means the Premises or any other unit of accommodation forming part of the Building let or designed for letting or capable of being let for exclusive use (whether or not the same are, at any particular time, actually let), and Lettable Unit shall be construed accordingly;

1.1.14

"Loss of Rent and Service Charge" means such a sum of money as the Landlord may estimate represents the loss of the rent and service charge payable hereunder in respect of the Premises for such period (being not less than three years and not more than five years) as may reasonably be required by the Landlord from time to time having regard to the likely period required for reinstatement of the Development (including the Building);

1.1.15	"Management Premises" means any administrative accommodation within the Building as shall be utilised for the management of the Development (including the Building);
1.1.16

"Planning Acts" means the Local Government and Planning (Scotland) Act 1982, the Planning and Compensation Act 1991, the Town and Country Planning (Scotland) Act 1997, the Planning (Listed Buildings and Conservation Areas)(Scotland) Act 1997, the Planning (Hazardous Substances)(Scotland) Act 1997 and the Planning (Consequential Provisions)(Scotland) Act 1997 and the Planning etc (Scotland) Act 2006;

1.1.17

"Plant and Equipment" means all electrical, mechanical and other plant, machinery and equipment for the time being and from time to time in use for common benefit of the Building (and which do not exclusively serve the Lettable Units) including, without prejudice to that generality, generators, service and/or passenger lifts, heating equipment, lighting equipment (including emergency lighting and automatic controls and equipment), ventilation equipment, waste compactors, air conditioning, cooling plant and equipment (serving the Common Parts), cleaning equipment, internal and public telephone systems, radio paging equipment, public address systems, fire precaution equipment, fire fighting equipment, fire alarm and/or security systems and equipment (including remote control and/or closed circuit television equipment), common television aerial and all connecting media and circuitry pertaining thereto and all other such equipment (including stand-by and emergency systems and equipment);

1.1.18	"Premises" means the second floor suite of office accommodation forming part of the Building known as Suite 2 (East) more particularly described in Part 1A of the

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Schedule and includes where the context so admits, all additions, alterations and improvements thereto fixtures, fittings, plant, machinery and pertinents thereof and shall also include all landlord’s fittings and fixtures from time to time in and about the same;

1.1.19	“Quarter Days” means 28 February, 28 May, 28 August and 28 November in each year and the expression “Quarter Day” shall be construed accordingly;
1.1.20

“Related Company" means in respect of a company any holding company or subsidiary company of the company or any subsidiary company of such holding company as the term “subsidiary company” and “holding company” are defined in Section 1159 of the Companies Act 2006;

1.1.21

"Regulations" means the regulations which may be imposed by the Landlord acting reasonably in the interests of and in accordance with the principles of good estate management in terms of paragraph 15 of Part 4 of the Schedule and notified in writing to the Tenant as the same may be varied from time to time and notified in writing to the Tenant in accordance with paragraph 16 of Part 4 of the Schedule;

1.1.22	"Rent Commencement Date" means 15 November 2017 being the day falling 3 months after the Date of Entry;
1.1.23	"Requisite Notice" means notice in writing to the Tenant given two Working Days before the Landlord requires entry to the Premises, save in an emergency when no notice is required;
1.1.24	"Schedule" means the schedule in nine parts annexed and executed as relative hereto;
1.1.25	"Service Charge" means the service charge as provided for in paragraph 3 of Part 5 of the Schedule;
1.1.26

"Service Charge Percentage" means the percentage equivalent to the proportion which the gross internal area of the Premises bears to the total gross internal area of all Lettable Units in the Building (including the Premises and any future extensions and additions to the Building) or, in the case of services provided for the benefit of a particular tenant or group of tenants or in the event of a material change of circumstances relevant to the allocation of Service Expenditure, such other percentage calculated on a demonstrably equitable basis as is fair and equitable in the circumstances, having regard to the nature of the service in question and the relative extent of the benefit derived from it or the change of circumstances, as indicated by written notice from the Landlord to the Tenant given at any time, the Landlord being required to act reasonably and in accordance with the principles of good estate management, so that any such substituted percentage will apply for the accounting

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year following said notice and for all later accounting years (unless subsequently varied in accordance with the terms hereof);
1.1.27	"Service Expenditure" means the expenditure defined in paragraph 2.5 of Part 5 of the Schedule;
1.1.28	"Tenant" means the Tenant and in substitution therefor its successors and permitted assignees;
1.1.29	"Title Deeds" means the title deeds and other documents referred to in Part 7 of the Schedule;
1.1.30

"Uninsured Risk" means subject as mentioned in the proviso hereto any one or more of the Insured Risks where loss or damage caused in whole or in part by the same is not the subject of insurance cover by the Landlord (because insurance against such Insured Risk or Insured Risks or against particular events giving rise to a claim thereunder is not then ordinarily available from a reputable insurer for the Development on normal and reasonable commercial terms) provided always that “Uninsured Risk” shall not include (unless in fact insured by the Landlord) loss or damage caused by reason of the act, default or omission of the Tenant their sub-tenants and/or their respective licensees and contractors or others for whom the Tenant is responsible in law;

1.1.31

"VAT" means Value Added Tax chargeable under the Value Added Tax Act 1994 as amended from time to time or under any rule, regulation, order or instrument authorised to be made by that Act as aforesaid or any similar tax amending or replacing such Value Added Tax; and

1.1.32	"Working Day" means from Monday to Friday inclusive throughout the year apart from:
1.1.32.1	any days which are official bank holidays throughout the whole of Scotland and/or England, and
1.1.32.2	any days which are official public holidays within the City of Edinburgh and / or London.
1.2	interpretation
1.2.1	This Lease shall be construed and interpreted in accordance with Clauses 1.1 and 1.2 hereof unless there be something in the subject or context inconsistent therewith.
1.2.2	Reference to this Lease shall be construed as reference to this Lease and the Schedule.

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1.2.3	Words importing one gender include all other genders and words importing the singular include the plural and vice versa.
1.2.4

Where there are, at any given time, two or more persons included in the expression "the Tenant" obligations contained in this Lease which are expressed to be made by the Tenant shall be binding jointly and severally on them (but without implying continuing liability of an assignor following a permitted assignation of the tenant’s interest under the Lease); where the Tenant is a firm or partnership (or persons trading as such) the obligations of the Tenant hereunder shall be binding jointly and severally on all persons who are or become partners of the firm at any time during the Duration of this Lease and their respective executors and representatives whomsoever as well as on the firm and its whole assets without the necessity of discussing them in their order and such obligations will subsist notwithstanding any change or changes which may take place in the firm or partnership or its name or by the assumption of a new partner or partners or by the retiral, bankruptcy or death of any partner or partners provided that the Landlord will not unreasonably withhold consent to the release of a retiring partner or the trustee in bankruptcy or the estate of a deceased partner from liability under this Lease if the Landlord is satisfied, acting reasonably, that the covenant of the remaining partners remains at a level not substantially less than it was prior to such retiral or bankruptcy or death.

1.2.5

Where any act by the Tenant or the Landlord is prohibited or not permitted the Tenant and the Landlord shall be deemed to be obliged not to knowingly permit or suffer such act to be done and to use reasonable endeavours to prevent such act being done by a person for whom they are responsible in law.

1.2.6

Reference to any consent or approval of the Landlord required hereunder shall be construed as also requiring the consent or approval of any heritable creditor or chargeholder of the Premises and/or the Development (including the Building) when the same shall be required except that nothing in this Lease shall be construed as implying that any obligation is imposed upon any heritable creditor or chargeholder not unreasonably to refuse any such consent or approval.

1.2.7	Reference to any consent or approval of the Landlord required hereunder shall be construed as one given in writing and not otherwise.
1.2.8

Reference to any right of the Landlord to have access to the Premises shall be construed as extending to all persons authorised by the Landlord (including agents, professional advisers, contractors, workmen and others) acting reasonably.

1.2.9	Reference to any statute includes reference to any statute amending or re-enacting the same and to any regulations or orders made thereunder.

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1.2.10	Paragraph headings, the front cover, the index and the use of bold type shall be ignored.
1.2.11

To pay VAT on any sums due by the Tenant under this Lease in return for a valid VAT invoice addressed to the Tenant at the Premises or such other address as the Tenant notifies to the Landlord in writing.

2	Grant of the Lease and Rent Payable

The Landlord in consideration of the rents and other prestations hereinafter specified and subject to the provisions, conditions and declarations hereinafter contained HEREBY LETS to the Tenant (but excluding always assignees and sub-tenants legal or voluntary and creditors and managers for creditors in any form except where permitted in accordance with the terms of this Lease) ALL and WHOLE the Premises TOGETHER with (A) the exclusive use of the 15 car parking spaces, as more particularly described in Part 1 of the Schedule, and (B) the Common Rights set out in Part 3 of the Schedule, but in both cases excepting therefrom the Exceptions and Reservations referred to in Part 4 of the Schedule, and which Premises and the Common Parts the Tenant accepts as being in good, tenantable and substantial repair and condition and in all respects fit for the purpose for which they are let and that for the period from 15 August 2017 (hereinafter called "the Date of Entry") notwithstanding the date or dates hereof until 14 August 2022;

DECLARING THAT for as long as the tenant under this Lease is Nucana Biomed Limited (company number 03308778) or a Related Company of the said Nucana Biomed Limited (“Nucana”), Nucana shall be entitled:

(A)

to terminate this Lease as at and on 15 August 2020 (hereinafter called the “Break Date”) on giving to the Landlord not less than 9 months' prior written notice to that effect (time being of the essence in this regard). In the event that Nucana exercises the foregoing right to break and terminate this Lease then within 20 Working Days of the Break Date the Landlord shall refund to Nucana all of the Rents paid by Nucana which relate to the period commencing on the Break Date on the basis that Nucana will receive a 1/365th part of the annual rent for each day during such period; and

(B)

to extend this Lease on the same terms and conditions (but without this right of extension) for the period of five years commencing on 15 August 2022 and expiring on 14 August 2027 (inclusive) on giving to the Landlord not less than 9 months' prior written notice to that effect (time being of the essence in this regard).  In the event that Nucana validly exercises the foregoing right to extend this Lease, the rent payable under this Lease shall be subject to review on 15 August 2022 in accordance with Part 8 of the Schedule and, for the period commencing on 15 August 2022 the rent payable by Nucana to the Landlord shall be the said reviewed rent.

For which causes and on the other part the Tenant binds itself and in substitution therefor its successors and assignees to pay to the Landlord:

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2.1

without any written demand therefor the rent of SEVENTY THOUSAND AND TWO HUNDRED POUNDS (£70,200) STERLING per annum (exclusive of all, if any, VAT chargeable thereon) and that by equal quarterly payments in advance on the Quarter Days in every year, clear of all deductions whatsoever, the first of such payments shall be a proportionate payment for the period from the Rent Commencement Date until the day immediately preceding the immediate next Payment Day (notwithstanding the date or dates hereof) and shall be made on or before the Rent Commencement Date and the next payment shall be made on that Quarter Day for the quarter succeeding and so forth quarterly, termly and proportionally thereafter.  Each payment of the said rent payable hereunder shall be made by banker’s standing order in favour of such bank account as the Landlord may direct in writing from time to time and the Tenant shall forthwith complete and deliver to the Landlord all forms provided by the Landlord for that purpose and the Tenant shall not without the prior written consent of the Landlord vary, amend or cancel any banker’s order form completed by it in pursuance of these provisions;

2.2	a yearly sum equal to:
2.2.1	a fair and equitable proportion of the premium or premiums incurred by the Landlord in complying with its insurance obligations under Clauses 4.3.1, 4.3.3, 4.3.4 and 4.3.7; and
2.2.2	the whole of the premium incurred by the Landlord in complying with its insurance obligations under Clause 4.3.2;

all payable within 10 Working Days of written demand, with the first payment being a proportionate payment in respect of the period from the Date of Entry to the date preceding the date of renewal of the policies concerned;

2.3	the Service Charge as defined in, at the times specified in and ascertained in accordance with Part 5 of the Schedule; and
2.4	within 10 Working Days of written demand all other monies payable to the Landlord under the provisions of this Lease,

the sums payable in accordance with clauses 2.1 to 2.4 (inclusive) are hereinafter together called the “Rents".

3	Tenant's Obligations

The Tenant HEREBY UNDERTAKES:

3.1	rents

To pay the Rents at the times and in the manner at and in which the same are respectively hereinbefore due and payable without any deduction and in the event that any of the Rents shall remain unpaid for more than 10 Working Days after the date upon which the same becomes due

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(whether formally demanded or not) to pay Interest from the date upon which the relevant Rents became payable until the date of payment.

3.2	outgoings
3.2.1

To pay, bear and discharge and perform all existing and future rates, taxes, duties, charges, assessments, impositions and outgoings and obligations whatsoever (whether parliamentary, parochial, local, national or of any other description) which now are or may at any time hereafter during the Duration of this Lease be charged, rated, levied, assessed or imposed upon the Premises or upon the owner or occupier in respect thereof except any tax payable in respect of any dealing or deemed dealing by the Landlord with its interest in the Premises or the Development or any taxes payable by the Landlord by reason of receipt of the annual rent in terms of this Lease (other than Value Added Tax on the rent).

3.2.2

To pay for all gas, water and electricity consumed and all telephone, facsimile and similar services used by the Tenant on the Premises during the Duration of this Lease (including all charges for hire of meters, telephones and other equipment in respect thereof) and to observe and perform at the Tenant’s expense all present and future regulations and requirements of the gas and electricity, telephone and water suppliers concerning the installation and use of services in and exclusively serving the Premises.

3.3	repairs and maintenance
3.3.1

At all times throughout the Duration of this Lease at the expense of the Tenant well and substantially to repair, maintain, decorate and clean the Premises and every part thereof and all Conduits including sprinkler and fire alarm systems in so far as the same serve the Premises exclusively in good and substantial repair and condition and (whenever necessary for the purpose of ensuring that they are kept at all times in such condition) to renew, rebuild and reinstate the Premises and every part thereof; such obligations herein contained shall subsist regardless of the age or state of dilapidation of the Premises and irrespective of the cause of the damage, deterioration or destruction whether by a defect, latent or patent which may exist in the Premises at the Date of Entry or which may subsequently develop or from any other cause or source whatever; excepting from this obligation and any other provisions of this Lease (i) damage which is caused by one of the Insured Risks except to the extent that the insurance monies are rendered irrecoverable in whole or in part in consequence of any act, neglect or default of the Tenant or those for whom the Tenant is responsible at law (including any sub-tenant or other occupier) and such irrecoverable monies have not have been paid in full, cleared funds by the Tenant to the Landlords pursuant to Clause 3.16.4; (ii) damage which is caused by any Uninsured Risks; and (iii) damage which is caused by the act, neglect of default of the Landlord or those for whom the Landlord is responsible at law.

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3.3.2

To keep the Premises in a clean and tidy condition and properly cleansed and in particular to clean the windows and the doors and all other glass in the Premises at least once per month or as otherwise reasonably required by the Landlord.

3.4	internal decoration

Without prejudice to the generality of the foregoing obligations, at least once in every five years of the Duration of this Lease calculated from the Date of Entry and (unless carried out in the immediately preceding 12 months period) in the last six months thereof howsoever determined in a good and proper and workmanlike manner all to the reasonable satisfaction of the Landlord to prepare and paint, polish or otherwise treat as the case may be all internal surfaces of the Premises usually or requiring to be so treated having first prepared such surfaces by stripping off, stopping and priming as may be necessary and to wash down all washable surfaces and to grain, marble or varnish any parts so treated all decorations being carried out with high quality materials and where painting is involved two coats being applied in addition to the priming coat such decoration in final redecoration cycle shall be executed in such colours, patterns and materials as approved by the Landlord (such approval not to be unreasonably withheld or a decision thereon unreasonably delayed).

3.5	upkeep
3.5.1

To cleanse and maintain and to keep cleansed and maintained and free from obstruction all Conduits serving the Premises exclusively excepting from this obligation and any other provisions of this Lease (i) damage which is caused by any Insured Risks except to the extent that the insurance monies are rendered irrecoverable in whole or in part in consequence of any act, neglect or default of the Tenant or those for whom the Tenant is responsible at law and such irrecoverable monies have not have been paid in full, cleared funds by the Tenant to the Landlords pursuant to Clause 3.16.4; (ii) damage which is caused by any Uninsured Risks; and (iii) damage which is caused by the act, neglect of default of the Landlord or those for whom the Landlord is responsible at law.

3.5.2

To replace by new articles of similar kind and quality, any fixtures, fittings or plant or equipment (other than tenant’s or trade fixtures and fittings) upon or in the Premises which shall become beyond economic repair, all to the reasonable satisfaction of the Landlord.

3.6	notice of breach

To permit the Landlord with or without workmen and others and appliances at all reasonable hours in the daytime during the Duration of this Lease after giving Requisite Notice to enter the Premises or any part thereof to view the state and condition of the same and of all defects, wants of reparation and breaches of obligations then and there found for which the Tenant is liable hereunder to give or leave on the Premises notice in writing to the Tenant and within 10 Working

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Days after every such notice or such longer or shorter period of time as shall be appropriate and reasonable in the circumstances to commence and then diligently to proceed to repair and to make good the same according to such notice and the obligations herein contained to a standard compliant with the Tenant’s obligations under this Lease AND if the Tenant shall fail to complete such works within two calendar months of the service of such notice or such other period as shall be reasonable and appropriate in the circumstances it shall be lawful (but without prejudice to the right of irritancy hereinafter contained) for the Landlord upon Requisite Notice to enter the Premises and to carry out or cause to be carried out all or any of the works referred to in such notice for which the Tenant is liable under this Lease and the properly and reasonably incurred cost of so doing and all expenses properly and reasonably incurred thereby shall be paid by the Tenant to the Landlord within 10 Working Days of written demand PROVIDED ALWAYS that when exercising its right under this Clause 3.6, the Landlord complies with Clauses 1.1.7.3, 1.1.7.4 and 1.1.7.5 of the Entry Conditions.

3.7	entry

To permit the Landlord at all reasonable times during the Duration of this Lease upon Requisite Notice to enter upon the Premises:

3.7.1	to take schedules or inventories of the fixtures and fittings, plant and machinery belonging to the Landlord or to be yielded up at the expiration or sooner determination of this Lease; and
3.7.2	with or without other persons for any other reasonably necessary purpose connected with the rights and obligations of the Landlord under this Lease and/or the interest of the Landlord in the Premises,

PROVIDED ALWAYS that when exercising its right under this Clause 3.7, the Landlord complies with the Entry Conditions.

3.8	no other building

Not to erect any new building or new structure of any kind at any time upon the Premises or any part thereof.

3.9	title conditions

To perform and observe all the real liens, burdens, conditions, restrictions, servitudes, agreements or others howsoever constituted, whether in the Title Deeds or otherwise which affect the Development, the Premises and/or the Common Parts or any part thereof from time to time so far as the same remain subsisting and capable of taking effect and to indemnify the Landlord from and against all actions, costs, expenses, claims and demands which may arise or be occasioned in respect of a breach by the Tenant or those for whom it is legally responsible of its obligations in this Clause 3.9.

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3.10	alterations
3.10.1

Not at any time during the Duration of this Lease to cut, divide, alter, maim or permit or suffer to be cut, divided, altered, maimed or removed any of the walls, beams, columns or other structural parts of the Premises or make or permit or suffer to be made any change in or to the existing design or appearance of the Premises or to merge the Premises with any adjoining Lettable Unit nor except in accordance with plans and specifications previously submitted to and approved by the Landlord.

3.10.2

Not at any time during the Duration of this Lease to make any alterations to the interior of the Premises (not being alterations prohibited by the preceding sub-clause) without the previous written consent of the Landlord, such consent shall not be unreasonably withheld or a decision thereon unreasonably delayed for non-structural internal alterations which do not affect the external appearance of the Common Parts, subject always to the Tenant complying with all necessary consents of any competent authority and exhibiting detailed plans and specifications to the Landlord.

3.10.3

Not to interfere with or make any alteration, connection, disconnection or addition to the electrical installation or sprinkler and fire alarm systems and the sealed service duct (if any) located within the Premises and apparatus for heating, cooling, extracting or exchanging air of the Premises save in a manner previously approved by the Landlord (acting reasonably and such approval not be unreasonably withheld or a decision thereon unreasonably delayed) in writing and in accordance with the terms and conditions laid down by the Institution of Electrical Engineers and the regulations of the electricity and water supply authorities.

3.10.4

At all times following completion of any permitted alterations/additions to provide the Landlord with detailed plans, specifications and information reasonably required with regard to the value of such permitted alterations/additions.

3.11	user

Not to use the Premises or permit the Premises to be used, other than as high quality offices without the Landlord’s prior written consent provided always that the Landlord may only withhold consent where:

3.11.1	it is in the Landlord’s opinion prudent to do so in accordance with the principles of good estate management; or
3.11.2	the refusal of consent is in the Landlord’s opinion (acting reasonably) consistent with the use of the Building as a high quality office development.

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3.12	general user
3.12.1

Not to do or permit or suffer to be done or remain upon the Premises or any part thereof anything which may be or become a legal nuisance, injury or damage to the Landlord or its tenants or the owners or occupiers of the Development (including the Building) or any property in the neighbourhood or which may emit noxious odours or smells or which may produce noise audible outside the Premises.

3.12.2

Not to use or permit or suffer the Premises or any part thereof to be used for any noxious or offensive trade or business nor for any illegal or immoral act or purpose and no sale by auction shall take place thereon.

3.12.3

Not to allow rubbish of any description to accumulate upon the Premises nor to discharge or permit or suffer to be discharged into any pipe or drain serving the Premises and/or the Development (including the Building) or any other property, any oil, grease or other deleterious matter or any substance which might be or become a source of danger or injury to the drainage system of the Premises and/or the Development (including the Building) or any such other property or any parts thereof.

3.12.4	Not to suspend or to permit or suffer to be suspended any excessive weight from the main structure of the Premises and/or the Building.
3.12.5

Not to overload or permit or suffer to be overloaded the floors, roofs or structures of the Premises and/or the Building or permit or suffer the same to be used in any manner which will cause undue strain or interfere therewith and not to install or permit or suffer to be installed any machinery on the Premises which shall be unduly noisy or cause dangerous vibrations nor to use or permit or suffer to be used the Premises or any part thereof in such manner as to subject the same to any strains beyond those which it is designed to bear.

3.12.6	Not to reside or sleep on the Premises or use any part thereof as a dwellinghouse.
3.13	display of notices
3.13.1

To ensure that no figure, letter, pole, flag, signboard, advertisement, inscription, bill, placard or sign whatsoever shall be attached to or exhibited in, on or to the Premises or the windows thereof so as to be seen from the exterior of the Premises without the previous consent of the Landlord (such consent not be unreasonably withheld or a decision thereon unreasonably delayed).  The Tenant shall be entitled to have its signage, of a size determined by the Landlord, acting reasonably, included in the Landlord’s standard signage located within the ground floor reception of the Common Parts and provided for the use of all tenants within the Building.

3.13.2	PROVIDED THAT the Landlord’s consent shall not be required in respect of signs, notices and posters stating the Tenant’s name and business or profession (such sign,

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if the Landlord so requires, to be removed and any damage caused thereby made good by the Tenant at the end or sooner determination of this Lease) PROVIDED THAT if the Tenant at any time displays a sign or signs or any other display materials in accordance with this Clause 3.13.2 which the Landlord considers (acting reasonably) are detrimental to the visual aspects of the Premises and/or the Building or any adjoining property, the Landlord shall be entitled to require the Tenant to take down the sign or signs or display materials and if the Tenant fails to do so within a reasonable time period, the Landlord can enter the Premises and take down the sign or signs or display materials after giving Requisite Notice to the Tenant of its intention to do so and shall not be liable to make good any loss or make any compensation for such action but the Landlords shall use reasonable endeavours to minimise any damage caused to the Premises in the exercise its rights under this Clause 3.13.2.

3.14	masts and wires

Not to erect poles, masts or wires on the exterior of the Premises (whether in connection with a satellite dish or television apparatus or otherwise) without the previous consent of the Landlord (such consent not be unreasonably withheld or a decision thereon unreasonably delayed).

3.15	obstruction of common parts
3.15.1

That no road, forecourt, car park or other area or entrance hall, staircase, passageway, lift or other relevant part or parts of the Common Parts and/or the Development and/or other areas leading to or giving access to the Premises shall be damaged or obstructed or used in such manner as to cause in the opinion of the Landlord (acting reasonably) any legal nuisance or damage.

3.15.2

Not to display or hang or place or exhibit or sell or permit or suffer to be displayed or hung or placed or exhibited or sold any goods outside the Premises and not to obstruct or permit or suffer to be obstructed the Common Parts.

3.16	vitiation of insurance
3.16.1

Not to do or omit anything whereby any policy or policies of insurance for the time being in force in respect of or including or covering the Premises, and/or the Development (including the Building) against any of the Insured Risks may become void or voidable or whereby the rate of premium thereon may be increased and that the Tenant will at all times comply with the requirements of the Insurers of the Premises and/or the Development (including the Building) and will indemnify the Landlord against all expense and loss arising from a breach of this obligation.

3.16.2	Not to effect any insurance against any of the Insured Risks in respect of or relating to the Premises.

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3.16.3

Upon becoming aware of the happening of any event or thing against which insurance has been effected by the Landlord or under the provisions hereinafter contained to give notice thereof to the Landlord.

3.16.4

That in the event of the Premises and/or the Development (including the Building) or any part thereof being destroyed or damaged by any of the Insured Risks and the insurance money under any insurance against the same effected thereon by the Landlord being wholly or partially irrecoverable by reason solely or in part of any act, neglect or default of the Tenant or those for whom the Tenant is responsible at law, and in every such case the Tenant will pay to the Landlord the whole of such irrecoverable insurance money in full, cleared funds (or a fair proportion thereof if only partially attributable to any act, neglect of default of the Tenant or those for whom the Tenant is responsible at law).

3.17	statutory requirements

Subject always to the proviso aftermentioned:

3.17.1

At all times during the Duration of this Lease at the Tenant’s own expense to observe and comply in all respects with the provisions and requirements of any and every statute or prescribed or required by any public, local or other authority so far as they relate to or affect the Premises or the use of the tenant thereof or any additions or improvements thereto installed by the Tenant or the user thereof for any purposes or the employment therein by the Tenant of any person or persons or any fixtures, fittings, machinery or plant for the time being affixed thereto or being thereupon or used for the purposes thereof.

3.17.2

To execute all works and provide and maintain all arrangements which by or under any statute or by any government department, local authority or other public authority or duly authorised officer or court of competent jurisdiction acting under or in pursuance of any enactment are or may be directed or required to be executed provided or maintained at any time during the Duration of this Lease upon or in respect of the Premises or any addition or improvements thereto carried out by the Tenant or in respect of any user thereof or employment therein of any person or persons by the Tenant or fittings, fixtures, machinery or plant by the Tenant.

3.17.3

To indemnify the Landlord at all times against all costs, charges and expenses of or incidental to the execution of any works relating to the Premises or the provision or maintenance of any arrangements so directed or required as aforesaid and not at any time during the Duration of this Lease to do or omit in or about the Premises any act or thing by reason of which the Landlord may under any enactment incur or have imposed upon it or become liable to pay any penalty, damages, compensation, costs, charges or expenses.

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3.17.4

Without prejudice to the foregoing generality to comply with at all times the provisions of the Planning Acts, Factories Act 1961, the Offices Shops and Railway Premises Act 1963, the Fire (Scotland) Act 2005 and the Health and Safety at Work Etc. Act 1974, the Construction (Design and Management) Regulations 2015 and the Equality Act 2010, all as amended from time to time insofar as the same applies to the Premises.

3.17.5

To provide the Landlord on request and at the Tenant’s expense with copies of the fire certificate, the Health & Safety File and any certificates, consents, warrants, notices and other documentation relating to the Premises as the Landlord may require from time to time as evidence of the Tenant’s compliance with this Clause 3.17.

3.18	notice of claims

Within 5 Working Days of the receipt of notice of the same to give full particulars to the Landlord of any permission, notice, order or proposal for a notice or order relevant to the Premises or to the use or condition thereof made, given or issued to the Tenant or the occupier of the Premises by any government department, local or public authority and if so required by the Landlord to produce such permission, notice, order or proposal to the Landlord and also without delay to take all reasonable or necessary steps to comply therewith and also at the reasonable request and at the expense of the Landlord to make or join with the Landlord in making such objections and representations against or in respect of any such notice, order or proposal as aforesaid as the Landlord shall acting reasonably deem expedient.

3.19	alienation
3.19.1	Not to assign, charge or sub-let or part with or share the possession or occupation of any part or parts (as distinct from the whole) of the Premises to or with any other person or corporation.
3.19.2	Not to part with or share possession of the whole of the Premises to or with any other person or corporation or permit any company or person to occupy the same save as provided below.
3.19.3

Not to sub-let the whole of the Premises at a fine or a premium (whether given or taken) nor at a rent less than the rent payable hereunder or the open market rent of the Premises at the time of such sub-lease (whichever shall be the higher).

3.19.4

Notwithstanding the foregoing provisions of this sub-clause, not to assign, charge or sub-let the whole of the Premises without the previous consent of the Landlord which consent will not be unreasonably withheld or a decision thereon unreasonably delayed in the case of a proposed assignee or sub-tenant of sound financial standing and demonstrably capable of fulfilling the obligations of the Tenant under this Lease or the intended sub-lease.

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3.19.5	Upon the Landlord consenting to a sub-let of the Premises to ensure that the sub-lease shall contain:
3.19.5.1

an unqualified obligation on the part of the sub-tenant that the sub-tenant will not assign or charge or hold on trust for any other person or corporation any part or parts of the Premises (as distinct from the whole) and will not sub-let or (save by way of an assignation of the whole) part with or share possession of or hold on trust for any other person or corporation or permit any person or company to occupy the whole or any part of the Premises thereby sub-let,

3.19.5.2

an obligation on the part of the sub-tenant that the sub-tenant will not assign or sublet the whole of the Premises without the previous consent of the Landlord which consent shall not be unreasonably withheld or a decision thereon unreasonably delayed in the case of a respectable and responsible proposed assignee or sub-tenant of sound financial standing and demonstrably capable of fulfilling the obligations of the subtenant under the sub-lease,

3.19.5.3

such further obligations by the sub-tenant (which the Tenant hereby undertakes to enforce) as to prohibit the sub-tenant from doing or suffering any act or thing upon or in relation to the Premises by the sub-tenant which will contravene any of the Tenant’s obligations in this Lease,

3.19.5.4	an irritancy provision on breach of any obligation on the part of the sub-tenant, and
3.19.5.5	provisions reserving the same rights of entry for the Landlord against the sub-tenant as the Landlord has against the Tenant in this Lease.
3.19.6	To undertake to the Landlord to enforce all obligations upon the sub-tenant under the sub-lease.
3.19.7	Not to grant any sub-lease except in a form to be first approved by the Landlord (acting reasonably and such approval not be unreasonably withheld or a decision thereon unreasonably delayed).
3.19.8

Not to waive or vary any provisions of any such sub-lease after it has been granted without the prior consent of the Landlord which shall not be unreasonably withheld or a decision thereon unreasonably delayed.

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3.20	payment of fees

To pay to the Landlord within 10 Working Days of written demand the properly and reasonably incurred costs, charges and expenses (including solicitors’, counsel’s and surveyors’ and other reasonably required professionals’ costs and fees) including any Value Added Tax thereon (but only in exchange for a valid VAT invoice addressed to the Tenant in accordance with Clause 1.2.11) properly and reasonably incurred by the Landlord:

3.20.1

in the preparation and service of a schedule of want of repair or dilapidations at any time during this Lease or within 2 months after the termination thereof (but relating in all cases only to dilapidations which accrued before the expiry or earlier termination of the Duration and for which the Tenant is responsible in terms of this Lease);

3.20.2	in connection with the recovery of arrears of Rents properly due from the Tenant hereunder;
3.20.3

in connection with and relating to the enforcement of or procuring the remedy of any breach of any obligation of the Tenant hereunder notwithstanding that steps taken hereunder may be rendered unnecessary by the Tenant’s subsequent compliance with the terms of this Lease; and

3.20.4

in respect of any application for consent required by this Lease including the approval of drawings and specifications, the inspection and supervision of works and the issue of any certificate and that whether or not such consent be granted or the application be withdrawn or not proceeded with (save where the same is not granted in circumstances where the Landlord is found to have acted unreasonably in withholding or delaying its consent when it is not entitled to do so under this Lease).

3.21	the planning acts

In relation to the Planning Acts:

3.21.1

At all times to comply in all respects with the provisions and requirements of the Planning Acts and all licences, consents, permissions, agreements and conditions (if any) already or hereafter to be granted, imposed or entered into thereunder or under any enactment repealed thereby so far as the same respectively relate to or affect the carrying out by the Tenant of any operations on the Premises or any part thereof or the Tenant’s use of the Premises as permitted under this Lease.

3.21.2

During the Duration of this Lease so often as occasion shall require at the expense in all respects of the Tenant to obtain from the local authority, and/or the local planning authority, and/or the Scottish Government and/or the Secretary of State for Scotland (or other appropriate Minister) all such licences, consents and permissions (if any) as may be required for the carrying out by the Tenant of any operations on the Premises or the institution or continuance by the Tenant thereon of any use thereof as permitted

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under this Lease which may constitute development or a material change of use within the meaning of the Planning Acts but so that the Tenant shall not make any application for planning permission without the prior consent of the Landlord which consent shall not be unreasonably withheld or a decision thereon unreasonably delayed but shall not be deemed to be unreasonably withheld if giving such consent would impose any financial liability on the Landlord.

3.21.3

To pay and satisfy any charge that may hereafter be imposed under the Planning Acts in respect of the carrying out or maintenance by the Tenant of any such operation or the institution or continuance by the Tenant of any such use as aforesaid.

3.21.4

Notwithstanding any consent which may be granted by the Landlord under this Lease not to carry out or make any alteration or addition to the Premises or any change of use thereof (being an alteration or addition or change of use which is prohibited by or for which the consent of the Landlord is required to be obtained under this Lease and for which a planning permission needs to be obtained) before a planning permission and building warrant (if necessary) therefor has or have been produced to the Landlord and acknowledged by it as satisfactory to it but so that the Landlord may refuse so to express satisfaction with any such planning permission or building warrant on the grounds that the period thereof or anything contained therein or omitted therefrom in the reasonable opinion of the Landlord would be or be likely to be materially prejudicial to the Landlord’s interest in the Premises or the Development during the Duration of this Lease or following the expiration or determination thereof.

3.21.5

Unless the Landlord shall otherwise in writing direct to carry out before the expiration or sooner determination of this Lease any works stipulated to be carried out to the Premises as a condition of any planning permission or building warrant granted during the duration of this Lease as a result of a planning application submitted by the Tenant whether or not the date by which the planning permission or building warrant required such works to be carried out falls within the Duration of this Lease, except where the relevant planning permission is temporary or personal to the Tenant or otherwise will expire or cease to apply on determination of this Lease.

3.21.6

If and when called upon so to do to produce to the Landlord and as it may direct all such plans, documents and other evidence as the Landlord may reasonably require to satisfy itself that the provisions of this sub-clause have been complied with in all respects.

3.21.7

As soon as practicable on receiving the same to give to the Landlord notice of any order, direction, proposal or notice under the Planning Acts or relating to any of the matters referred to in this sub-clause hereof which is served upon or received by the Tenant in connection with or relating to the Premises and will produce to the Landlord if so required any such order, direction, proposal or notice as aforesaid as is in the possession of the Tenant and will not regarding such order, direction, proposal or

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notice as aforesaid take any action not approved by the Landlord (such approval not to be unreasonably withheld or a decision thereon unreasonably delayed).
3.21.8	Not without the consent of the Landlord to serve any notice under Part 5 of the Town and Country Planning (Scotland) Act 1997.
3.21.9	Not without the consent of the Landlord to enter into any agreement under Section 75 of the Town and Country Planning (Scotland) Act 1997.
3.21.10

The Lease and the Rents payable to the Landlord hereunder shall not determine by reason only of any change, modification or restriction of use of the Premises or obligations or requirements hereafter to be made or imposed under or by virtue of the Planning Acts.

3.22	fire fighting equipment

To keep the Premises sufficiently supplied and equipped with such fire fighting and extinguishing appliances as shall from time to time be required by law or by the local or other competent authority or as shall be reasonably required by the Landlord and such appliances shall be open to inspection and shall be maintained to the reasonable satisfaction of the Landlord and also not to obstruct the access to or means of working such appliances or the means of escape from the Premises in the case of fire or other emergency.

3.23	to leave in good repair
3.23.1

At the expiry or sooner termination of this Lease quietly to surrender the Premises to the Landlord free of the Tenant’s occupation and free of occupation of any other occupier and that in good, tenantable and substantial repair and in accordance with the obligations on the part of the Tenant contained in this Lease having made good all damage caused by the removal of trade or tenant’s fixtures or fittings and tenant’s signage and having complied with the terms of any schedule of dilapidations served by the Landlord, all such matters being carried out in a proper workmanlike manner to the reasonable satisfaction of the Landlord.

3.23.2

At the entire cost of the Tenant to remove any alterations, additions, signs, fittings or fixtures which may have been made or installed by or on behalf of the Tenant or any sub-tenants subsequent to the Date of Entry and to restore the Premises to their condition prior to such alterations, additions, signs, fittings or fixtures having been carried out or installed, in a proper and workmanlike manner having regard to then best practices and to the Landlord’s reasonable satisfaction.

3.23.3

If at the Date of Expiry the Premises shall not be in such good and substantial repair and condition as referred to in Clause 3.23.1, the Tenant shall carry out at its entire cost the works necessary to put the Premises into such repair and condition (the “Removal Works”) and in default of the Tenant so doing within a reasonable time

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period after the Date of Expiry having regard to the nature of the works, the Landlord shall be entitled to carry out the removal works at the entire cost of the Tenant (the proper and reasonable expenses incurred thereby being payable by the Tenant to the Landlord on demand with Interest from the date of written demand by the Landlord).

3.23.4

Whether the Removal Works are carried out by the Tenant or, in default by the Tenant as aforesaid, by the Landlord, there shall in addition be paid to the Landlord by the Tenant a sum equivalent to the loss of rent and Service Charge (at levels not less than those respectively payable in the period immediately preceding the Date of Expiry) suffered by the Landlord in respect of the period from the Date of Expiry until all such necessary Removal Works have been completed to the satisfaction of the Landlord such sum to be paid on a date being 10 Working Days from the date that all such works have been so completed.

3.24	re-letting

During the six months immediately preceding the determination of this Lease to permit the Landlord or its agents to affix upon any part of the Premises a notice as to the proposed re-letting or disposal of the Landlord’s interest therein and to permit intending tenants or purchasers at reasonable times of the business day on Requisite Notice to view the Premises subject to (i) sub-clauses 1.1.7.3, 1.1.7.4 and 1.1.7.5 of the Entry Conditions; (ii) such notices not materially obscuring the windows or signs of the Premises; and (iii) such notices being removed forthwith upon conclusion of a legally binding contract for a sale or letting of the Premises.

3.25	not to accumulate rubbish

Not to allow trade empties or rubbish of any description to accumulate on or outside the Premises but to place all refuse or rubbish in proper receptacles therefor and not hang or place or to allow to be hung or placed any articles or other goods of any description outside the Premises or the entrance door thereof whether on any forecourt or otherwise or from the windows of the Premises nor expose outside or from the windows of the Premises any clothes, articles or other goods of any description.

3.26	not to obstruct windows

Not to stop up or obstruct any windows or light belonging to the Landlord nor permit any new window, light opening, doorway, path, drain or other encroachment or servitude to be made into, against or upon the Premises and to give notice to the Landlord of any such which shall be made or attempted and come to the Tenant’s notice and at the reasonable request of the Landlord and at  the joint cost of the Landlord and the Tenant to adopt such means and take such steps as may be reasonably required by the Landlord to prevent the same.

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3.27	to give notice

Within one month after the execution of any assignation, charge, transfer or sub-lease or any transmission by reason of a death or otherwise affecting the Premises or any part thereof to produce to and leave with the Landlord or the agents for the time being of the Landlord a copy of the deed, instrument or other document evidencing or effecting such dealing or transmission.

3.28	emergency warning systems

To keep any emergency warning systems within the Premises free from obstruction and to ensure that all employees of the Tenant have detailed knowledge of the emergency procedure to operate in the event that the emergency warning system is used which procedure will be contained in the regulations therefor issued in writing from time to time by the Landlord (acting reasonably).

3.29	notices of damage

As soon as reasonably practicable after becoming aware of the same to give notice in writing to the Landlord of any defect in the state of the Premises and/or the Development (including the Building) which would or might give rise to any third party claim or to any obligation on the Landlord to do or refrain from doing any act or thing and indemnify and keep indemnified the Landlord from or against any loss, claims, actions, costs or demands arising from a failure to give such notice and at all times to display and maintain all proper notices (including the wording thereof) which the Landlord (acting reasonably) may from time to time display or require to be displayed at the Premises in relation to such liability.

3.30	empty property

In the event of the Premises or any separately rateable portion thereof having been unoccupied for a period immediately prior to the expiration or sooner determination of this Lease and the Tenant being allowed relief from rates in respect thereof, the Tenant shall make good any loss suffered by the Landlord by reason of the Landlord being refused such relief by the local authority in respect of the period subsequent to the Duration of this Lease.

3.31	to pay costs of repair of conduits in emergencies

In the event of emergencies only and the Tenant having breached its obligations under this Lease and, in particular, Clauses 3.33 and 3.35, to pay to the Landlord within 10 Working Days of written demand all proper and reasonable costs and expenses incurred by the Landlord in keeping in good, tenantable repair and condition such parts of the Conduits as are situated outside the Premises but are designed to serve exclusively the Premises.

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3.32	emergency stairways etc

Not to allow or permit any emergency stairways or passages to be used by the Tenant, its servants, sub-tenants or licensees for purposes other than in an emergency or cause the same or access thereto to be obstructed or impeded in any way.

3.33	not to harm drains

Not to allow or suffer to pass into the Conduits any effluent or other substance which could cause any obstruction in or damage to the Conduits and in the event of any such obstruction or damage resulting from the Tenant’s breach hereof to make good the same to the reasonable satisfaction of the Landlord.

3.34	loading and unloading of goods
3.34.1

Not to load or unload any goods or materials from any vehicles except when they are occupying the portion of the service road, car park, or common service areas provided for that purpose and for such period as shall be reasonably necessary for such loading or unloading and not to cause congestion of the said service road, car park, or within the said common service areas nor inconvenience to any other user thereof.

3.34.2

Not to permit any vehicles belonging to the Tenant or to any persons calling on the Premises expressly or by implication with the authority of the Tenant to stand on the service road, internal or circulation roads within the Car Parks or any pavement thereof.

3.34.3

To comply with such reasonable directions as may from time to time be given by the Landlord in writing for the regulation and direction of traffic in the service road, car park and common service areas.

3.34.4	Not to allow or permit any goods or articles to be conveyed to or from the Premises except through the entrances and service areas provided for the purpose.
3.35	heating, cooling & ventilation
3.35.1

Not to knowingly do or permit anything which interferes with the heating, cooling or ventilation of the Common Parts or any part of the Building or which imposes an additional load on the heating, cooling or ventilation plant and equipment.

3.35.2

To operate the ventilation equipment in the Premises which comprises part of the system for the air-conditioning or ventilation of the Common Parts or any part of the Building in accordance with any reasonable regulations for such purpose made by the Landlord (acting reasonably) and notified in writing to the Tenant from time to time.

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3.36	security

To ensure that all entrances and exits from and to the Premises are held lockfast and secure outwith such times as an employee of the Tenant is not actually present in the Premises.

3.37	not to prejudice servitudes
3.37.1

Not by building or otherwise to interrupt or obstruct any right of the nature of a servitude, wayleave, privilege or encroachment enjoyed by any subjects nor to permit or obstruct any windows, lights, ventilators or any others belonging to the Premises nor to permit any new window, light, ventilator, passage, drainage or other encroachment or servitude to be made into or acquired against or over the Premises or any part thereof and if any such encroachment or servitude whatsoever be made or acquired or threatened to be made or acquired to give notice to the Landlord and at the cost of the Landlord do all such things as may be reasonably required or deemed proper for the purpose of preventing any new encroachment or servitude being made or acquired PROVIDED ALWAYS that if the Tenant omits or neglects to do all such things as aforesaid it shall be lawful for the Landlord or its agents, officers, servants and workmen to enter the Premises and to do the same subject to the Entry Conditions.

3.37.2

Not to give any third party any acknowledgement that the Tenant enjoys any such right over, under or into the Premises by the consent of such third party nor to pay any such third party any sum of money or to enter into any agreements with such third party for the purpose of inducing or obliging such third party to abstain from interrupting or obstructing such right and if any of the owners or occupiers of adjacent land or buildings does or threatens to do anything which interrupts or obstructs such right to give notice thereof to the Landlord.

3.38	notices & defects

To give notice as soon as practicable on becoming aware of the same to the Landlord of:

3.38.1

any defect in the Premises which might give rise to an obligation on the Landlord to do or refrain from doing any act or thing in order to comply with the provisions of this Lease or any duty of care that may be imposed upon the Landlord by statute or at common law and at all times to display and maintain all notices which the Landlord may from time to time reasonably require to be displayed at the Premises;

3.38.2

all notices, permissions, orders or proposals for a notice or order made, given or issued to the Tenant by any government department or local or public or other competent authority under or by virtue of any powers and to give to the Landlord a certified copy of each such notice, permission, order or proposal and if so required by the Landlord and at the joint cost of the Landlord and the Tenant to make or join in making such objections or representations in respect of any such notice, order or proposal as the Landlord may reasonably require; and

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3.38.3	damage to or destruction of the Building or any part thereof whether the same shall have been caused by the occurrence of any of the Insured Risks or otherwise.
3.39	temperature

To keep the temperature in the Premises at a level sufficient to prevent the freezing of water and other pipes situated within the Premises.

3.40	application for consent

Upon making any application for any consent or approval which is required under this Lease the Tenant shall disclose to the Landlord such information as the Landlord may reasonably require.

3.41	remedy breaches by sub-tenants

In the event of a breach, non-performance or non-observance of any of the obligations, conditions, agreements and provisions contained or referred to in this Lease by any sub-tenants of the Tenant, upon discovering the same, to take and institute at its own expense all reasonably necessary steps and proceedings to remedy or procure remedy of such breach, non-performance or non-observance (without prejudice, however, to the Landlord’s right to irritate this Lease on account of such breach, non-performance or non-observance).

3.42	indemnity
3.42.1

To free, relieve and indemnify the Landlord from and against liability in respect of any injury to or the death of any person, damage to any property, heritable or moveable, any interdict or court action, the infringement, disturbance or destruction (or alleged infringement, disturbance or destruction) of any right, servitude or privilege or otherwise by reason of or arising out of the repair, state of repair, condition of the Premises and all damage caused by any burst, overflow or stoppage of any Conduits exclusively serving the Premises (but only to the extent that the Tenant is responsible for such repair, state of repair or condition under this Lease) or any alteration or addition or improvement to the Premises by the Tenant or the use of the Premises or the Common Parts by the Tenant and from any act, omission or default of the Tenant, or those for whom they are respectively responsible at law in the implementation and observance of the obligations contained in this Lease and from all proceedings, costs, claims and demands of whatsoever nature in respect of any such liability or alleged liability.

3.42.2	Provided always that:
3.42.2.1	the Landlord shall use reasonable endeavours to mitigate any such liability, proceedings, costs, claims and demands resulting from such a breach by the Tenant;

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3.42.2.2

where the Tenant is obliged to indemnify the Landlord in respect of any matter under this Lease the Landlord (i) shall, at the reasonable request of the Tenant, keep the Tenant fully informed of all material steps or proceedings which may give rise to any liability on the part of the Tenant under such indemnity; and (ii) shall have due and proper regard (without being required to implement the same) to any proper and reasonable representations made by the Tenant relating thereto; and

3.42.2.3

the foregoing indemnity shall not apply to the extent that (i) the liability is due to any act, default or negligence on the part of the Landlord or others for whom it is responsible in law; or (ii) the Landlord  is indemnified by the insurances which it has effected or should have effected had it complied with its obligations under this Lease, except to the extent that the insurance monies are withheld due to the actions or omissions of the Tenant or anyone for whom the Tenant is responsible at law.

3.43	requirements of insurers

To comply in all respects with the terms and conditions and any other requirements affecting the Premises and the permitted use thereof contained in any insurance policy maintained in respect of the Premises and notified to the Tenant.

3.44	regulations

To observe, perform and comply with the Regulations.

4	Landlord's Obligations

The Landlord hereby undertakes:

4.1	Landlord's warranty

The Tenant shall and may peaceably and quietly hold and enjoy the Premises during the Duration of this Lease without any lawful interruption by the Landlord or any person rightfully claiming through, under or in trust for it.

4.2	services

The Landlord undertakes to the Tenant that, at all times during the Duration of this Lease and in accordance with the principles of good estate management, it shall use all reasonable endeavours to carry out or procure the carrying out of such of the services listed at Part 6 of the Schedule as the Landlord (acting reasonably and in accordance with the principle of good estate management) considers appropriate for the benefit of the Tenant and other tenants of the Development as a whole.

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4.3	insurance
4.3.1

To pay to the Insurers the premiums for keeping the Development (including the Building and the Premises and all fixtures, permitted additions and alterations therein except tenant’s trade fixtures) insured subject to such normal and reasonable commercial limitations or exclusions as the Insurers may impose and through such agency as the Landlord shall from time to time decide for the Full Cost of Reinstatement against loss or damage by the Insured Risks and that for the Duration of this Lease.

4.3.2	To insure against Loss of Rent and Service Charge.
4.3.3	To keep adequate insurances in respect of property owner’s liability, third party liability and employer’s liability in respect of the Development (including the Building).
4.3.4

To keep insured such of the Plant and Equipment as the Landlord from time to time reasonably deems appropriate (but only to the extent that such cover is not effected under Clause 4.2.1 hereof) against mechanical and electrical breakdown, explosion and third party risks and to effect staff insurance, staff vehicle insurance, Common Parts and contents insurance.

4.3.5

Notwithstanding the terms of Clauses 4.2.1 to 4.2.4 immediately above, the Landlord shall insure against the risks defined as the Insured Risks only so long as and to the extent to which the Landlord is able to obtain such cover at normal and reasonable commercial rates and on normal and reasonable commercial conditions.

4.3.6

To cause all monies received by virtue of any such insurance to be laid out in making good the items covered by such insurance and (except to the extent that such insurance is vitiated in whole or in part by any act, neglect, default or omission of the Tenant or those for whom the Tenant is responsible at law) to make up any shortfall between such insurance monies and the cost of such rebuilding and reinstating and making good.

4.3.7

Notwithstanding the terms of this Clause 4.2, to effect such other necessary insurances in respect of the Development (including the Building and the Common Parts), and the Plant and Equipment and the Landlord’s interest therein as the Landlord shall from time to time deem appropriate (acting reasonably).

4.3.8

Upon reasonable request by the Tenant but not more often than once per calendar year, to produce or procure the production to the Tenant of evidence of such insurance and of payment of the last premium therefor.

4.3.9	The Landlord shall use reasonable endeavours to:

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4.3.9.1	procure that the Insurers note the interest of the Tenant on the relevant policy (either specifically or generically); and
4.3.9.2	include in such policy a waiver of subrogation rights in favour of the Tenants (either specifically or generically),

provided always that "reasonable endeavours" shall not, in this context, include any obligation upon the Landlord to place or threaten to place its insurance cover with a different insurance company if the existing policy or proposed policy will be a block policy which covers the Development (including the Building) and at least one other property.

4.4	reinstatement

If either (i) the Premises, or (ii) the Development (including the Building and the Common Parts) or any part thereof on which the Premises depend for support, access or servicing (the “Relevant Parts”), are destroyed or damaged by any of the Insured Risks so as to render the Premises unfit for use and occupation as permitted by this Lease or inaccessible then unless and to the extent that payment of the insurance monies or any part thereof shall be refused in whole or in part by reason of any act or default of the Tenant or those for whom the Tenant is responsible at law, and the Tenant has not paid to the Landlord in full cleared funds such irrecoverable proportion attributable to such act or default, and subject to the Landlord being able to obtain any necessary planning consents and all other necessary licences, approvals and consents, the Landlord shall as soon as reasonably practicable lay out the net proceeds of such insurance (other than sums receivable in respect of Loss of Rent and Service Charge) towards rebuilding, repairing and reinstating the Development  (including the Building, the Common Parts and the Premises) as soon as reasonably practicable and, as necessary, in accordance with the original plans, elevations and details thereof with such variations as may be necessary or in the Landlord’s or its managing agent’s opinion desirable having regard both to statutory provisions, bye-laws and regulations then in force and any planning approval necessary and also to building standards then prevailing to the intent that the Development (including the Building, the Common Parts and the Premises) shall be reconstructed so as to conform to the then current practice and to be substantially comparable to the Building (including the Common Parts and the Premises) as at the date of such damage or destruction and shall afford to the Tenant a substantially comparable area to that contained in the Premises and/or the Common Parts (as applicable) as at the date of damage or destruction.

4.5	abatement of rent

In case the Premises or any Relevant Parts or any part thereof shall at any time during the Duration of this Lease be destroyed or damaged by any of the Insured Risks so as to render the Premises unfit for occupation and use as permitted under this Lease or inaccessible and except to the extent that the policy or policies of insurance shall not have been vitiated or payment of the policy monies refused in consequence of some act or default of the Tenant or those for whom the

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Tenant is responsible at law the Rents payable under Clauses 2.1 and 2.3 of this Lease, or a fair proportion thereof according to the nature and extent of the damage sustained, shall be suspended from the date of the damage or destruction until the earlier of (i) the date on which the Premises and the Relevant Parts shall be again rendered fit for occupation and use as permitted under this Lease and are again accessible or (ii) until the expiration of the period of Loss of Rent and Service Charge insured by the Landlord; and any dispute regarding the said abatement of rent shall be referred to the award of a single arbitrator to be appointed in default of agreement upon the application of either party by the President for the time being of the Scottish Branch of the Royal Institution of Chartered Surveyors in accordance with the provisions of the Arbitration (Scotland) Act 2010.

4.6	termination

If the Premises or the Relevant Parts or any part thereof are destroyed or damaged by any of the Insured Risks so as to render the Premises unfit for occupation and use as permitted under this Lease or inaccessible and are not repaired or reinstated in the manner provided for in Clause 4.3 within a period of 3 years from the date of such damage or destruction either party may terminate this Lease at any time after the expiry of the said period by giving not less than one month’s written notice to that effect to the other party.  In connection with the notice:

4.6.1	the date of termination of this Lease will be the date of service of the notice; and
4.6.2	all insurance monies will be paid to the Landlord and the Tenant will have no claim on the insurance monies immediately on the giving of the notice.
4.7	Uninsured Risk damage
4.7.1

If the Premises or any Relevant Parts are destroyed or damaged (whether in whole or in part) by any Uninsured Risk so as to render the Premises unfit for occupation and use as permitted under this Lease or inaccessible:

4.7.1.1

the rent and the Service Charge or a fair proportion of the rent and the Service Charge according to the nature and extent of the damage, shall cease to be payable until the Premises shall again be fit for occupation and use as permitted under this Lease and are again accessible; and

4.7.1.2	the Landlord may by notice in writing to the Tenant given at any time within twelve months after such destruction or damage elect whether or not to reinstate the Premises.
4.7.2	If the Landlord elects within such twelve month period to reinstate the Premises then:
4.7.2.1

the Landlord shall at their own cost (subject to the availability of all consents necessary to commence reinstatement in a form acceptable to the Landlord (acting reasonably)) reinstate the Premises (but not any

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tenant’s fixtures and fittings) to the extent that is necessary to render the same fit for occupation and use as permitted under this Lease, and such destruction or damage shall be deemed for the purposes of the Landlord’s obligation to reinstate to have been caused by an Insured Risk;

4.7.2.2	the Landlord shall from time to time on request supply to the Tenant their best estimate of the timetable for reinstatement; and
4.7.2.3

if the Premises are not repaired or reinstated in the manner provided for in Clause 4.7.2.1 within a period of 3 years from the date of such damage or destruction either party may terminate this Lease any time after the expiry of the said period by giving not less than one month’s written notice to that effect to the other party and the date of termination of this Lease will be the date of service of the said notice.

4.7.3

If (pursuant to Clause 4.7.1.2 the Landlord elects not to reinstate the Premises (or if the Landlord fails within the specified twelve month period to make any election) then this Lease shall automatically terminate with effect from the date of such election or, as the case may be, the last date upon which such election could have been made.

4.7.4	If the Premises or the Relevant Parts are destroyed or major damage caused to them so as to render the Premises unfit for occupation or use as permitted under this Lease by an Uninsured Risk and:
4.7.4.1

such destruction or damage occurs during the last three years of this Lease then the Landlord shall be entitled to determine this Lease on giving not less than six months’ prior written notice to the Tenant; or

4.7.4.2

the Landlord has not notified the Tenant in writing that it has obtained all  consents necessary to commence reinstatement in a form acceptable to the Landlord (acting reasonably) within two years of such damage or destruction then either party shall be entitled to determine this Lease on giving not less than one month’s prior written notice to the other, this Lease will then determine on the date specified in the relevant notice, but without prejudice to the rights of any party against any other for any antecedent breach of its obligations under this Lease.

4.7.5	Upon determination of this Lease, the Tenant shall ensure that the whole of the Premises are given to the Landlord free of the Tenant’s occupation and free of occupation of any other occupier.
4.7.6	If this Lease is determined then the Landlord shall be entitled to retain the whole of the insurance monies for their absolute use and benefit.

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4.8	lease to continue in force

Unless otherwise specifically provided herein this Lease shall not be terminated by reason of any damage to or destruction of the Premises or the Common Parts, or any part thereof, however the same be caused, but shall nevertheless remain in full force and effect for the Duration of this Lease, notwithstanding any rule of law to the contrary.

5	Provisos

Provided always and it is hereby agreed and declared as follows:

5.1	irritancy
5.1.1

Notwithstanding and without prejudice to any other remedies and powers herein contained or otherwise available to the Landlord if the Rents payable hereunder or any part thereof shall be unpaid for 14 days after becoming payable (whether formally demanded or not) or if there be any other breach, non-observance or non-performance by the Tenant of any of its other obligations under this Lease or if the Tenant for the time being hereunder being a company shall enter into liquidation whether compulsory or voluntary (other than a voluntary liquidation of a solvent company for the purpose of amalgamation or reconstruction) or pass a resolution for winding up or suffer a receiver to be appointed or have an administration order made against it or being an individual or being more than one individual any one of them shall become bankrupt or notour bankrupt or apparently insolvent or sign a trust deed for creditors or suffer any diligence to be levied on its, their or his goods then and in any such case the Tenant shall at the sole option of the Landlord forfeit all right and title under these presents and if such option of irritancy be exercised this Lease shall become ipso facto null and void and that without the necessity of any declarator process of removal or other process at law and the Premises shall thereupon revert to the Landlord who shall be entitled to enter the Premises and repossess and enjoy the same as if this Lease had never been granted but without prejudice to the Landlord’s right of action in respect of any antecedent breach of the Tenant’s obligations herein contained;

5.1.2

Provided always that in the case of a breach, non-observance or non-performance by the Tenant of any of its undertakings contained in this Lease which is capable of being remedied (albeit late), the Landlord shall not exercise any such option of irritancy unless and until it shall first have given written notice to the Tenant and to any insolvency representative in respect of the Tenant's interest in this Lease specifying such breach, non-observance or non-performance and requiring the same to be remedied and intimating its intention to exercise its option of irritancy in the event of said breach, non-observance or non-performance not being remedied within such period as shall be stated in the notice (being such reasonable period of time as the Landlord shall stipulate in the notice as being practicable in all the circumstances, which in the case of a breach being the non-payment of rent or any other monetary

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sum (other than any monetary sum demanded further to a schedule of dilapidations issued in accordance with the terms of this Lease), however, shall be specified by the Landlord shall be a period of not less than 14 days) and the Tenant or any insolvency representative shall have failed to remedy the same within said period; and

5.1.3

in the case of the Tenant being a limited company going into liquidation (other than for the purposes of reconstruction or amalgamation as aforesaid) or having a receiver, administrator or administrative receiver appointed or, in the case of the Tenant being an individual or individuals, having a trustee or curator or judicial factor appointed under a trust deed or by order of a Court (each of the said parties being herein called the “Insolvency Representative”) then, and in any such event, the Landlord shall allow the Insolvency Representative a period of six months from the date of the appointment of such Insolvency Representative in which to dispose of the Tenant’s interest in this Lease and shall only be entitled to exercise its option of irritancy on the grounds of the appointment of the Insolvency Representative if the Insolvency Representative shall have failed to dispose of the Tenant's interest by the end of the said period, provided always that the Insolvency Representative shall within 28 days of appointment accept personal liability in terms satisfactory to the Landlord (acting reasonably) for payment of the Rents (whether due in respect of a period occurring before or after the date of appointment of such Insolvency Representative) and for the performance of all of the other obligations of the tenant in terms of this Lease and that from the date of the appointment of such Insolvency Representative to the date of disposal or irritancy including settlement of any arrears of rent and the performance of any outstanding obligations which may subsist at the date of the appointment of such Insolvency Representative and during the said period of six months the Insolvency Representative shall be entitled to the same rights as the Tenant hereunder, save for the provisions of Clause 5.1.1.

5.2	service of notices
5.2.1	All notices must be in writing.
5.2.2

Any demand or notice requiring to be made given to or served on the Tenant shall be duly and validly made, given or served if sent by the Landlord or its agents by recorded delivery post by pre-paid letter addressed to the Tenant (and if there shall be more than one of them then any of them) at the Premises and at its registered office.

PROVIDED THAT for so long as the Tenant is Nucana, all notices served on the Tenant shall be served at (a) the Premises and (b) at its registered office, in both cases marked for the attention of Hugh Griffith.

5.2.3	Any notices required to be given to the Landlord shall be well and sufficiently given if sent through the recorded delivery post by pre-paid letter addressed to the Landlord at

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its registered office or (if the Landlord is an individual) the Landlord’s last known address.
5.2.4	Any demand or notice sent by post as aforesaid shall be conclusively treated as having been made, given or served forty-eight hours after the date of posting.
5.3	tenant’s acknowledgement

Nothing in this Lease shall imply or warrant that the Premises may in accordance with the Planning Acts be used for the purpose herein authorised and the Tenant hereby acknowledges and admits that the Landlord has not given or made at any time any representation or warranty that any such use is or will be or will remain a permitted use under the Planning Acts.

5.4	exclusion of compensation

Notwithstanding anything herein contained or consequent hereto and in derogation thereof the Landlord and all persons authorised by it shall have power, without obtaining any consent from or making any compensation to the Tenant, to deal as it or they may think fit with the Development and any part thereof, any of the lands, buildings or parts of buildings adjacent, adjoining or near to the Premises or any part thereof and to erect or suffer to be erected thereon or on any part thereof any building whatsoever and to make any alterations or additions and carry out any demolition or rebuilding whatsoever which it or they may think fit or desire to do to such lands or buildings  or any part or parts thereof; PROVIDED THAT (i) nothing in this Clause 5.4 or otherwise in terms of this Lease shall permit the Landlord to diminish or adversely affect the rights granted to the Tenant under this Lease; and (ii)  without prejudice to the foregoing generality, the Landlord shall ensure that such buildings, alterations or additions shall not affect or diminish the light or air which may now or at any time during this Lease be enjoyed by the Tenant or the tenants or occupiers of the Premises to a material extent.

5.5	waiver

The demand for and/or the acceptance of Rents by the Landlord or its agents shall not constitute and shall not be construed to mean a waiver of any of the obligations on the part of the Tenant herein contained or of the penalty attached to the non-performance thereof.

5.6	no liability in damages

The Landlord shall not in any circumstances incur any liability to the Tenant:

5.6.1	for any damage loss or expense to the Premises or to any of the goods, persons or property of the Tenant except to the extent that:
5.6.1.1	the Landlords are indemnified in terms of the insurances effected in terms of this Lease and the Tenants or those for whom they are

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responsible at law have not caused the said insurance monies to be vitiated or withheld in whole or in part,
5.6.1.2	the liability is due to negligence on the part of the Landlord, its servants, employees, agent, independent contractors or others for whom it is responsible in law; or
5.6.1.3	the liability is due to breach by the Landlord of any of its obligations under this Lease; and
5.6.2

for any loss, damage or expense sustained by the Tenant by or through any defect, decay, inadequacy, want of repair or decoration or otherwise in the Premises or the Common Parts or in or arising from the choking, bursting, overflow, leakage, stoppage or failure of any gas, water or soil pipes, ducts and cisterns or of the drains, sewers, gutters, rhones or conductors or the failure, fusing or breakdown of any electric wires or appliances or other service media or for any loss, damage or expense caused to the Tenant through any act or omission of the Landlord, the proprietors, tenants or occupiers of any Lettable Units or any adjoining or neighbouring properties or from any other cause or source whatever, except to the extent that (i) the Landlords are indemnified in terms of the insurances effected in terms of this Lease; (ii) the liability is due to negligence on the part of the Landlord, its servants, employees, agent, independent contractors or others for whom it is responsible in law; or (iii) the liability is due to breach by the Landlord of any of its obligations under this Lease.

5.7	failure to perform obligations

The Landlord shall not in any event be liable to the Tenant in respect of any failure of the Landlord to perform any of its obligations to the Tenant hereunder whether expressed or implied if it shall be prevented, hampered or restricted in any way from so doing by any matter not within the reasonable control of the Landlord (excluding the Landlord’s financial circumstances), provided that the Landlord shall use all reasonable endeavours to resume performance of its obligations as soon as reasonably practicable.

5.8	statutory compensation

The Tenant shall not be entitled to claim any compensation from the Landlord on quitting the Premises or any part thereof.

5.9	exclusion of rights not granted

Nothing herein contained shall operate expressly or impliedly to confer upon or grant to the Tenant any servitude, right or privilege other than any expressly hereby granted.

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5.10	value added tax

Where by virtue of any of the provisions of this Lease the Tenant is required to pay or repay to the Landlord or to any other person or persons any cost, fee, charge, expense or other sum in respect of the supply of any goods or services by the Landlord or any other person or persons, the Tenant shall also be required to pay and shall keep the Landlord indemnified against the amount of any VAT which may be chargeable in respect of such supply but only in return for a valid VAT invoice properly addressed to the Tenant.

5.11	arbitration

Any arbitrator appointed under this Lease will be appointed  jointly by the Landlord and the Tenant or, if the parties fail to agree on the appointment, then either the Landlord or the Tenant may apply to the Chairman or other senior office holder for the time being of the Scottish Branch of the Royal Institution of Chartered Surveyors to appoint an arbitrator.

6	Jurisdiction

This Lease shall be interpreted in accordance with the Law of Scotland and any dispute, difference or question of any kind which may arise between the parties shall be determined in accordance with the Law of Scotland.

7	Registration

The parties consent to registration hereof for preservation and execution: IN WITNESS WHEREOF these presents consisting of this and the 34 preceding pages together with the schedule are executed as undernoted:

For and on behalf of the said DRUM INCOME PLUS LIMITED by bryan sherriff, attorney, pursuant to power of attorney by drum income plus limited date 15th july 2016

/s/ Elizabeth Ward	/s/ Bryan Sheriff
signature of director/witness	signature of Bryan Sherriff
Elizabeth Ward	Edinburgh
full name of above (print)	place of signing
21-9-2017
date of signing

address of witness

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FOR NUCANA BIOMED LIMITED

/s/ Moira Adamson	/s/ Hugh Stephen Griffith
signature of director/authorised signatory/witness	signature of director/authorised signatory
Moira Adomson	Hugh Stephen Grffith
full name of above (print)	full name of above (print)
7 September 2017
date of signing
10 Lochside Place, Edinburgh
address of witness	place of signing

THIS IS THE SCHEDULE REFERRED TO IN THE FOREGOING LEASE BETWEEN DRUM INCOME PLUS LIMITED AND NUCANA BIOMED LIMITED

SCHEDULE

PART 1A

The Premises

ALL and WHOLE that second floor office suite known as Suite 2 (East) forming part of the Building, shown coloured brown and outlined red on the Premises Plan forming Part 9A of this Schedule and which includes:

1

the paint, paper, plaster and other decorative finishes applied to the interior of any wall of the structure of the Building which forms a boundary of the suite but (subject to the terms of paragraph 5 below) not any part of such walls of the suite;

2	the floor finishes , including screeds, so that the lower limit of the suite shall include such finishes and screed but shall not extend to anything below them;
3

the ceiling finishes so that the upper limit of the suite shall include such finishes but shall not extend to anything above them other than the underside of the structure to which a ceiling finish of plaster and/or the like or supports for a suspended ceiling finish is/are applied or fixed thereto;

4	the entirety of any non-loadbearing internal walls or partitions within the suite;
5

the inner half severed medially of any of the walls (so far as they are internal, non-loadbearing and so far as they are not walls of the structure of the Building) dividing the suite from other parts of the Building but excluding any structural pillars or columns located in or adjoining such walls and also excluding structural pillars or columns within the suite;

6	the windows, the window frames, the doors, the door frames and all plate glass therein;
7	all additions and improvements to the suite carried out throughout the Duration of the foregoing Lease including any false ceiling;
8

all Landlord’s fixtures, fittings, plant, machinery, apparatus (including fire detection and alarm systems) serving the Premises exclusively and appurtenances and all additions thereto (other than the Tenant’s trade fixtures and fittings); and

9	all pipes, wires, cables, conduits, trunking, drains, meters and any other service media exclusively serving the Premises.

TOGETHER WITH the right to the exclusive use of 15 car parking spaces within the Car Parks together with access to and from the Car Parks to and from the Premises, as such spaces may be determined by the Landlord and intimated in writing to the Tenant from time to time, which 15 car parking spaces at the

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Date of Entry are shown outlined red on the Car Park Plan forming Part 9C of this Schedule.  Declaring that the Landlord shall be entitled to alter the location of the spaces to be used by the Tenant in terms of the foregoing Lease at any time on giving to the Tenant no less than 1 week’s written notice to that effect,

PROVIDED THAT (a) the Tenant will always have the exclusive use of 15 car parking spaces within the Car Parks; and (b) the Landlord shall not permanently relocate the Tenant from spaces numbered 1-4 (inclusive) on the Car Park Plan unless required to do so to comply with statutory, local authority regulations, any planning or building control permissions or consents affecting the Development or for another such reason out with the Landlord’s reasonable control (but excluding the Landlord’s financial circumstances).

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PART 1B

ALL and WHOLE the building known as Lochside House, 3 Lochside Way, Edinburgh, EH12 9DT and forming part of the Development.

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PART 1C

ALL and WHOLE the whole subjects and others known as and forming Site G2, 3 Lochside Way, Edinburgh, EH12 9DT being the whole subjects registered in the Land Register of Scotland under Title Number MID70754 and shown outlined red on the Development Plan forming Part 9B of this Schedule.

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PART 2

Common Parts

The parts and pertinents of the Development (including the Building) as first constructed, or thereafter extended, erected or altered by the Landlord from time to time (acting reasonably), under exception of the Premises and any other Lettable Units, declaring that without prejudice to the foregoing generality, the Common Parts shall include:

1

the structure, foundations, floors, floor slabs, external and internal walls (so far as not part of any Lettable Units), ceilings and glazing and all floor, wall and ceiling and other finishes of the escape, service and fire corridors, common lift shafts, the structure surrounding common stairs and stairs themselves of the Building including without prejudice to the said generality the roofs of all or any of the foregoing and all entrance and exit doors thereto and therefrom;

2	the toilets, offices and stores and all other utilities provided from time to time for public or common service of and within the Building;
3	the whole Car Parks, access and service roads, yards and loading areas within the Development;
4

all pedestrian walkways, cycle lanes, entrance malls, passageways and stairways and other pedestrian and other common areas forming part of the Development (including the Building) as the same may be varied, altered or extended pursuant to the provisions of Part 4 of the Schedule;

5	all walls, fences and other erections or boundary demarcations whatsoever which form the boundary from time to time of the Development;
6	the Conduits;
7	the Plant and Equipment;
8	the Management Premises within the Building; and
9

all hard and soft landscaped areas forming part of the Development and not forming part of any Lettable Units as the same may be varied, altered or extended pursuant to the provisions of Part 4 of the Schedule.

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PART 3

Common Rights

The Landlord grants to the Tenant (in common with the Landlord and other occupiers and tenants of the Development (including the Building) or their agents and all other persons from time to time duly authorised by the Landlord (acting reasonably) for that purpose, but only to the extent so entitled or authorised), the following rights:

1	Passage of utilities

The free passage of ventilation, heating, water, soil, gas, electricity and drainage, air and telephone and other services in and through those parts of the Conduits serving inter alia the Premises, provided that the Tenant shall not knowingly use or attempt to use or permit the use of any part of the Conduits to an extent which is in excess of the capacity it is designed to bear.

2	Access to other parts of the Building

To enter upon any part of the Common Parts immediately adjoining the Premises (without obstructing such part) upon first obtaining the prior written consent of  the Landlord (which consent shall not be unreasonably withheld or a decision thereon unreasonably delayed) for the purpose of cleansing, inspecting, repairing, maintaining, or renewing the whole or any part of the Premises (to the extent that such maintenance, repair et cetera cannot practicably be carried out from within the Premises), subject to the Tenant:

2.1

being bound to exercise such right in a manner as will cause the least practicable inconvenience and disturbance to the Landlord and neighbouring proprietors or occupiers of the Development (including the Building); and

2.2	making good all damage thereby occasioned as soon as reasonably practicable,

in both cases to the reasonable satisfaction of the Landlord.

3	Right of support

Right of support, shelter and protection from the adjoining and adjacent parts of the Building.

4	Common Parts

A right in common with the other tenants and occupiers of the Building and the Development to use the Common Parts insofar as is reasonably required for the Tenant to enjoy beneficial use and occupation of the Premises (including access to and from the Premises and to and from the Car Parks) as permitted in terms of this Lease, subject to the Tenant complying with the Regulations.

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PART 4

Exceptions and Reservations

The following rights and reservations are excepted and reserved in favour of the Landlord and its tenants and the proprietors/tenants of any adjoining or neighbouring land and/or Lettable Unit and all other persons authorised by the Landlord or having the like rights:

1	Passage of utilities

The free and uninterrupted passage of and running of ventilation, heating, water, soil, drainage, gas, electricity and telephone and other services in and through the Conduits with the right to construct and maintain new services for the benefit of any adjoining or neighbouring land and/or premises (provided that where such new Conduits constructed through the Premises they may only be constructed along such line and in such location as the Tenant may agree in writing, such agreement not to be unreasonably withheld or delayed) and the right to repair, maintain and renew such existing and new services and the right at any time but (except in an emergency) upon Requisite Notice to enter (or in an emergency or after the giving of Requisite Notice in the Tenant’s absence to break and enter) the Premises PROVIDED THAT the Landlord shall make good any damage caused to the Premises as soon as reasonably practicable but the Landlord being under no liability to pay compensation and shall otherwise comply with the Entry Conditions.

2	No restriction on adjoining property

The right to build, rebuild or execute any other works upon any adjoining or neighbouring land and/or premises in such manner as the Landlord or the person exercising such right may think fit PROVIDED THAT (i) such works shall not materially diminish or adversely affect the rights granted to the Tenant under this Lease; (ii)  without prejudice to the foregoing generality, the Landlord shall ensure that such buildings, alterations or additions shall not affect or diminish the light or air which may now or at any time during this Lease be enjoyed by the Tenant or the tenants or occupiers of the Premises to a material extent; but the Landlord being under no liability to pay compensation; (iii) no part of the costs of any such building or works shall be borne by the Tenant; and (iv) if entering the Premises for the exercise of the rights under this paragraph 2, the Landlord shall comply with the Entry Conditions.

3	Right to use Conduits and Plant and Equipment

The right to use all Conduits and Plant and Equipment within the Premises and to connect with or otherwise use the same provided that:

3.1	the Landlord shall not use or attempt to use any part of the Conduits and Plant and Equipment within the Premises to an extent which is in excess of the capacity they are designed to bear; and
3.2	as from the date of taking into use and only if the Landlord has taken the said Conduits and Plant and Equipment into use for its sole, exclusive benefit and not for either:

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3.2.1	carrying out of its obligations under this Schedule or the foregoing Lease, or
3.2.2	granting the said use to a third party,

the Landlord shall contribute a fair and equitable proportion of the expense of maintaining, repairing or renewing the same.

4	Entry for repair

Subject to the Entry Conditions, the right at any time but (except in an emergency) after giving Requisite Notice to enter (or in an emergency or after the giving of Requisite Notice during the Tenant’s absence to break and enter at the Landlord’s expense and subject to the Landlord making good any damage caused to the Premises as soon as reasonably practicable) the Premises:

4.1

for the purposes of inspecting and of cleaning, maintaining, repairing, altering, improving, renewing or replacing any part of the Development (including the Building) including without limitation any part of the Common Parts and of building, constructing, rebuilding and/or altering the Premises or any buildings on any other land adjoining or neighbouring the Premises or carrying out any work upon any adjoining or neighbouring property or any Lettable Unit and of installing (whether by way of replacement or extension) new or additional parts of any of the Conduits and the Plant and Equipment in, upon, under or near to the Premises or any part or parts thereof or for any necessary or reasonable purpose pertaining to the Premises and/or the Development (including the Building) or any part or parts thereof but PROVIDED THAT (i) the Tenant’s use and occupation of the Premises as permitted under this Lease is not permanently or materially adversely affected and (ii) such works shall not affect or diminish the light or air which may now or at any time during this Lease be enjoyed by the Tenant or the tenants or occupiers of the Premises to a material extent; or

4.2	to inspect or view the condition of the Premises; or
4.3

for the purposes of carrying out work or doing anything whatsoever comprised within the Landlord's obligations in terms of the foregoing Lease whether or not the Tenant is liable to make a contribution; or

4.4	to take schedules or inventories of fixtures and other items to be given up on the expiry or earlier termination of the foregoing Lease; or
4.5	to exercise any of the rights granted or reserved to the Landlord by the foregoing Lease.
5	Servitudes

All existing servitudes, rights of way and others, if any, affecting the Premises or any part thereof, whether contained in the Title Deeds or otherwise.

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6	Right of support

The right of light, air, support, shelter and protection and all other servitudes and rights now or hereafter belonging to or enjoyed by other Lettable Units or any other adjoining or neighbouring land.

7	Right to attach fixtures to outside walls

The right to create, place or fix and maintain, renew and operate at any time during the Duration of the foregoing Lease to the Common Parts or blank elevations of any other part of the Building including without prejudice to that generality all roofs, canopies and external walls and any such items which may be considered by the Landlord acting reasonably to be requisite or desirable and including but not limited to fire escapes, tenant information panels, television aerials and connections for the use of the tenants and other occupiers within the Development (including the Building), public lighting, brackets (with lamps attached), seats, street names, vending machines or waste paper receptacles.

8	Scaffolding

To erect scaffolding for any purpose connected with or related to the Building.

9	Temporary deprivation of Common Rights

To suspend temporarily any rights granted to the Tenant in respect of the Common Parts in connection with the repair and maintenance thereof or any other necessary purpose.

10	Variation of Lettable Unit

To build or rebuild, narrow, widen or heighten any Lettable Unit in such manner as the Landlord may desire or permit.

11	Common rights/alienation
11.1	To use in common with everybody entitled to use the same the Common Rights.
11.2	To sell, dispose of or otherwise alienate in any way and at any time any part or parts of the Building.
12	Control of Common Parts
12.1	To vary, alter, restrict or extend the Common Parts, including:
12.1.1	variation, alteration, restriction or extension of the Car Parks, access roads, pedestrian footpaths and ways, service roads, service yards and landscaped areas; and
12.1.2	to build or rebuild upon any part of the Common Parts to such height and in such manner and otherwise as the Landlord may desire, provided that such variation,

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alteration or extension does not permanently materially adversely affect the Tenant’s occupation and use of the Premises.
12.2

To regulate and control the use of the Common Parts in each case in accordance with the principles of good estate management and in particular (but without prejudice to the generality of the foregoing):

12.2.1

close the public entrances to the Development (including the Building) outside normal business hours (as determined by the Landlord, acting reasonably) subject to reasonable arrangements being made to allow access and egress by the cleaning staff of the Tenant;

12.2.2

to make reasonable regulations for the control, regulation and limitation of pedestrian or vehicular traffic in the Development or on any part thereof and to erect such signs as may be appropriate; and

12.2.3

to vary, alter, change the use of, close or control access to the whole or any part of the Development (including the Building) (provided that the Landlord shall provide reasonable alternative access).

13	Extensions and additions to Building
13.1

The right from time to time to extend the Building (whether by developing or utilising any other ground owned by the Landlord or acquiring any area or areas of ground as a subsequent phase of the Landlord’s general development or by creating a new Lettable Unit or extending an existing Lettable Unit) and/or to erect new buildings or extend or alter existing buildings on or over any part of the Building or the Development (as existing at the date of execution of the foregoing Lease or after extension as aforesaid) including without prejudice to the foregoing generality the right to build upon the roof and airspace above those parts of the Building and to resume without any compensation to the Tenant parts of the Common Parts for such purposes and/or to consent to a third party doing any of the foregoing; PROVIDED that on each occasion on which the Landlord exercises the rights hereinbefore reserved in this paragraph 13:

13.1.1	no part of the capital costs of any such extension, erection or alteration of buildings shall be borne by the Tenant;
13.1.2

any additional Lettable Unit created in consequence of such extension, erection or alteration shall from the date when such additional Lettable Unit is completed or let, whichever is the earlier, be taken into account in calculating the Service Charge Percentage applicable to the Premises which from such last mentioned date shall be amended accordingly;

13.1.3	the Common Parts and the Building as defined and mentioned in the foregoing Lease shall as and from each occasion on which such extension, erection or alteration is

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completed be deemed to refer to the Common Parts or the Building (as appropriate) as so extended, erected or altered;
13.1.4	the Tenant’s occupation and use of the Premises as permitted by this Lease shall not be permanently materially adversely affected by such extension, erection or alteration; and
13.1.5	the tenants of any such extended or altered part of the Building shall be entitled to use the Common Parts and to exercise the Common Rights.
13.2

To resume and remove from the Building any Lettable Unit and/or any additional areas not comprising Common Parts provided that written intimation of such resumption is given to the Tenant as soon as practicable after any such resumption has taken place.

14	Right to alter Common Parts if so required by a competent authority

Full right and liberty to carry out all or any works which may be required by any public, local or other competent authority or which are required by any local acts or bye-laws or any statute already or hereafter to be passed and where the responsibility for such works is not imposed upon the Tenant by such authority and in particular the Landlord reserves the right, if required by any such authority, to alter, amend or extend the service roads or areas, and walkways within, and other Common Parts of, the Development (including the Building) in accordance with the directions of such authority.

15	To make Regulations

In each case in accordance with the principles of good estate management to make reasonable regulations for the use of the Common Parts and the Building, the control and regulation and limitation of pedestrian or vehicular traffic in the Development (including the Building), safety, traffic flow, amenity, visual amenity, to preserve the quality of the Building or other purposes and to erect such signs as may be appropriate and to make any reasonable regulations in relation to the Development (including the Building) which are designed for the general benefit of the Development (including the Building).

16	Variation of Regulations

To make reasonable variations or alterations to the regulations provided for in paragraph 15 of Part 4 of this Schedule.

DECLARING THAT in the exercise of the rights reserved to the Landlord or any other person in terms of Part 4 of this Schedule, the following conditions shall apply:

a)	the Landlord or the person exercising the rights under Part 4 of this Schedule do so acting reasonably and in accordance with the principles of good estate management;

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b)

all damage to the Premises and (provided that the Tenant, having been given Requisite Notice, has taken reasonable steps to protect same against damage) to the Tenant’s fittings and fixtures, caused by the exercise of such rights shall be made good  as soon as reasonably practicable by the Landlord to the reasonable satisfaction of the Tenant;

c)

if any of the entitled parties require to enter upon the Premises for any of the said purposes, they shall be obliged to do so only (except in an emergency) on giving Requisite Notice, or in an emergency or after the giving of Requisite Notice during the Tenant’s absence they shall be entitle to break and enter and in all cases shall comply with the Entry Conditions;

d)

all of such rights shall be exercised in such a manner as will cause, so far as is reasonably practicable, the minimum practicable disruption and inconvenience to the Tenant and any other permitted occupier of the use of the Premises as permitted by this Lease;

e)

the Tenant’s use and enjoyment of the Premises as permitted under this Lease is not materially permanently adversely affected and adequate access to and egress the Premises is maintained at all times; and

f)

any scaffolding shall be erected for as short a period as shall be reasonably practicable in the circumstances and shall be removed as soon as reasonably practicable and shall not otherwise materially and permanently interfere with the access to or use and enjoyment of the Premises as permitted by this Lease.

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PART 5

Service Charge

1	Payments of Service Charge

In order to ensure that the Landlord is fully and effectually indemnified in respect of all Service Expenditure, the Tenant shall pay to the Landlord, without deduction, a Service Charge, calculated in accordance with the provisions of this Part 5 of the Schedule.

2	Definitions
2.1

"the Accountant" means the accountant, surveyor or managing agent appointed by the Landlord from time to time for the purposes of Parts 5 and 6 of the Schedule, of determining the fair and equitable proportion of Service Charge and insurance premiums payable by the Tenant, of preparation of accounts and certificates relating to the calculation of the Service Charge and of all other associated purposes (or if none is appointed, the Landlord itself acting reasonably through its accounts or service charge department);

2.2	"First Year" means the period from the Date of Entry to 31 December immediately succeeding;
2.3

"Last Year" means the period beginning 1 January (or such other date as may have been specified in accordance with sub-paragraph 2.7 of Part 5 of this Schedule) immediately preceding the expiration or sooner determination of the Duration of the foregoing Lease and ending on such expiration or sooner determination;

2.4	"Service Charge" means the sum calculated in the manner set out in paragraph 3 of this Part 5 of the Schedule and payable in the manner set out in paragraph 6 of this Part 5 of the Schedule;
2.5	"Service Expenditure" means the expenditure referred to in Part 6 of the Schedule under deduction of:
2.5.1	any costs, which would otherwise form part of the Service Expenditure, relating to the making good of any damage or destruction arising from an Insured Risk, save to the extent that:-
2.5.1.1	such costs fall within any normal and reasonable commercial excess provision under the relevant policy of insurance, or
2.5.1.2

the insurance monies are irrecoverable as a result of any act, neglect, default or omission on the part of the Tenant, or those for whom the Tenant is responsible at law and the Tenant has not paid to the Landlord in full, cleared funds the shortfall to the extent attributable to such act, neglect, default or omission; and

2.5.2	the Service Expenditure Exclusions;

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2.6	“Service Expenditure Exclusions” means the following exclusions which shall be deducted from the Service Expenditure for the purposes of calculating the Tenant’s liability for Service Charge:
2.6.1

any costs incurred in connection with rent reviews under the leases of any Lettable Units in the Development (including the Building) other than under this Lease and the cost of letting or attempting to let any unlet Lettable Units in the Development (including the Building),

2.6.2	any fees or costs attributable to the collection of rents from the other tenants of the Development (including the Building),
2.6.3

any costs arising from the negligent act or default of the Landlord or those for whom the Landlord is responsible in law or any of the tenants or occupiers of the Development (including the Building) (other than the Tenant or its permitted occupiers),

2.6.4	any costs which relate to any dealings or attempted dealings by the Landlord in or with their interest in the Development (including the Building) or any part thereof or in the Lease,
2.6.5	any costs relating to marketing and/or letting and/or attempting to let any of Lettable Units,
2.6.6

any liability or expense for which the Tenant or other tenants or occupiers of the Development (including the Building) may individually be responsible under the terms of the tenancy or other arrangement by which they use or occupy the Development (including the Building), including the costs of recovering the same,

2.6.7

any expenditure incurred by the Landlord in enforcing any covenants or obligations of the Tenant or other tenants or occupiers of the Development (including the Building) under the terms of the lease or other arrangement pursuant to which they use or occupy the Development (including the Building) or any part of it,

2.6.8

any costs received by the Landlord under the terms of a contractual claim, current warranty or guarantee against a third party (including costs received in respect of any works carried out under any defects maintenance period applicable to such works),

2.6.9	any costs and expenses which relate to any unlet Lettable Unit,
2.6.10	any costs relating to any reconfiguration, refurbishment, renovation or improvement of any lettable unit or redevelopment or refurbishment of the Common Parts,
2.6.11	any costs attributable to innovation or improvement rather than repair or reinstatement except where innovation and/or improvement is (i) the only viable option having regard

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to materials then available and (ii) economically more prudent or viable than repair or reinstatement,
2.6.12	any costs relating to the provision of a sinking fund or other provision for anticipated expenditure of a capital nature,
2.6.13	any VAT to the extent that the Landlord is entitled to recover the same from HMRC, and
2.6.14	any costs arising as a result of Uninsured Risk Damage.
2.7

"Year" (other than in relation to the First Year and the Last Year as herein defined) means each consecutive period of twelve months beginning with the 1st day of January in any given year provided always that the Landlord may determine (acting reasonably and in accordance with the principles of good estate management) that the Year may be a different period of twelve months and that during the transition period be greater or lesser than one year in which case "Year" shall mean the duration of such transition period.

3	Proportion of Service Charge
3.1

The Service Charge shall in relation to any Year other than the First Year and the Last Year consist of the Service Charge Percentage of the Service Expenditure (and pending determination of the Service Expenditure the Accountant’s estimate of the Service Expenditure in terms of paragraph 4 of this Part 5 of the Schedule) (provided always that if the Development (including the Building) shall be varied by reason of the alteration, extension or redevelopment of the Development (including the Building) or any part thereof the Service Charge and/or the Service Charge Percentage may be adjusted in such manner as the Landlord determines (acting reasonably and in accordance with the principles of good estate management) to be a just and equitable share of the costs associated with the whole of the varied Development) and at the same time a further sum determined by the Landlord to be used to defray as far as possible such of said costs which are or are likely to be incurred at less frequent intervals than once during any year.

3.2

The Service Charge shall in relation to the First Year and the Last Year consist of the Service Charge Percentage of such reasonable part of the Service Expenditure (subject to the proviso referred to in sub-paragraph 3.1 above) which is of a periodically recurring nature whether occurring by regular or irregular periods whenever disbursed, incurred or made and whether prior to the date hereof or otherwise including sums of money by way of reasonable provision for anticipated expenditure in respect thereof as the Accountant acting reasonably allocates as being fair and reasonable in the circumstances.

4	Estimates

The Accountant acting reasonably and in the interests of good estate management shall within two months before or as soon as practicable after the commencement of each Year (other than the First Year) (but the Tenant shall not be entitled to object to any delay on the part of the

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Accountant) prepare an estimate of the Service Expenditure for that year and shall in respect of the First Year prepare an estimate of the Service Expenditure for the First Year.

5	Certification

As soon as practicable after the calculation of the Service Expenditure shall have been completed in respect of any Year or part thereof (including the First Year and the Last Year) the Accountant shall certify the amount of the Service Expenditure for that Year (but so that any delay in or absence of such certification will not entitle the Tenant to withhold or delay payment of the Service Charge) and such certificate of the Accountant of the Service Expenditure for such Year (in the absence of manifest error) shall be binding on the Tenant and the Landlord (except in the case of manifest or demonstrable error) and shall be deemed to be sufficient evidence that:

5.1	any estimate of future Service Expenditure is a fair and reasonable estimate; and
5.2	any item or class of past or future expenditure treated as Service Expenditure is correctly so treated.
6	Times of Payment
6.1

The Service Charge based upon the Accountant’s estimate of the Service Expenditure in respect of each Year excluding the First Year but including the Last Year shall be payable by equal quarterly instalments in advance on the Quarter Days.

6.2

The Service Charge for the First Year based upon the Accountant’s estimate of the Service Expenditure for the First Year shall be payable upon a payment on the Date of Entry and a payment or payments (as the case may be) on the succeeding Quarter Day or Days (if one or more of such Quarter Days falls between the Date of Entry and the end of the First Year) apportioned pro rata.

6.3

As soon as the Accountant’s certificate shall have been completed under paragraph 5 of this Part 5 of the Schedule, any overpayment by the Tenant based on the Accountant’s estimate shall be credited towards the Tenant's next payment or payments of Service Charge due by the Tenant and any credit due to the Tenant at the end of the Last Year shall be paid to the Tenant within one month of the issue of such Accountant’s certificate. Any underestimate of Service Charge for any Year and/or the First Year and/or the Last Year shall be payable by the Tenant to the Landlord within 20 Working Days of written demand.

6.4

If the Tenant has been given notice of the Accountant’s estimate of the amount of the Service Charge for any Year before the last Quarter Day  in that year the Tenant shall on that and any subsequent Quarter Day before such notice is given pay an amount equal to the last quarterly payment of Service Charge in respect of the previous Year and the requisite adjustment by way of addition of underpayment or deduction of overpayment shall be made/given by adjusting the first quarterly payment after such notice has been given.

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6.5

The provisions of this Part 5 of the Schedule shall continue to apply notwithstanding the expiration or sooner determination of the Duration of the foregoing Lease but only in respect of the period down to such expiration or sooner determination of the Duration of the foregoing Lease.

7	Provision of Information

The Landlord shall at the request of the Tenant once in respect of each Year provide the Tenant with a summary of the amounts comprising the Service Expenditure and all vouchers and accounts relative to the Service Expenditure but so that the Tenant shall not be entitled to require any particular which could be ascertained by inspection of any statement prepared pursuant to paragraph 5 of this Part 5 of the Schedule and so that any delay in providing or the non-provision of such summary and/or vouchers shall not be grounds upon which the Tenant shall be entitled to withhold or delay payment of the Service Charge.

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PART 6

Service Expenditure

The Service Expenditure shall mean the reasonable costs and expenditure properly incurred or to be incurred by the Landlord acting reasonably (including proper and reasonable costs and expenses paid by the Landlord to a third party by virtue of any provisions in the Title Deeds and any other title deeds) and whether alone or jointly with other persons and all expenditure directly or indirectly incurred or to be incurred by the Landlord acting reasonably, all in accordance with the principles of good estate management in relation to the following:

1	Performance of Landlord’s Obligations
1.1	Common Parts
1.1.1

Throughout the Duration of the foregoing Lease to repair and maintain and, if necessary, renew, rebuild and reinstate in whole or in part, the Common Parts regardless of the age or state of dilapidation of the Common Parts and irrespective of the cause of the damage, destruction or deterioration;

1.1.2

subject to paragraph 1.15 of this Part 6 of the Schedule from time to time, and as often and in such manner as the Landlord shall consider reasonably necessary, to redecorate (to a scheme of colour and finish as determined by the Landlord) treat, light, cleanse and preserve the Common Parts;

1.1.3

to keep the Common Parts including all corridors, entrance halls, stairs, roadways and footways, Car Parks, service yards, loading and unloading bays, service and escape corridors clean and tidy and properly lighted (when appropriate) and in good and substantial repair and condition and surfaced and free from obstruction;

1.1.4

depending upon the ambient temperature to provide a supply of filtered partially heated air or ventilation to such of the Common Parts as reasonably require the same and (if deemed desirable by the Landlord) cooling for such parts of the Common Parts and for such hours and times of the year as shall be reasonable;

1.1.5	to provide, maintain, repair and when necessary replace, adequate lighting for the appropriate parts of the Common Parts; and
1.1.6

cleaning as often as the Landlord shall in its absolute discretion consider reasonably necessary the exterior of all windows, doors and window/door frames in the Common Parts (and including the exterior of all windows serving the Lettable Units) as well as the Common Parts themselves.

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1.2	repairs etc. of structure

A fair and reasonable share of the costs of maintaining, repairing, decorating, lighting and cleansing and renewing and rebuilding all (if any) ways, roads, pavements, sewers, drains, pipes, watercourses, walls, fences, passages or others which may be used by the owners, tenants or customers of the Development (including the Building) along or in common with other premises near or adjoining the Development, including any amounts which the Landlord may be called upon to pay as a contribution towards such expenditure.

1.3	rates

Any existing or future taxes, rates, charges, community charges, duties, assessments, impositions and outgoings whatsoever in respect of the Common Parts but specifically excluding taxes imposed upon the Landlord in respect of its capital interest in the Development (including the Building) or any part thereof or in connection with any dealing or deemed dealing by the Landlord with its interest in the Development (including the Building) or any part thereof.

1.4	other outgoings

All charges, assessments and outgoings for water, electricity, fuel, telephone and public or statutory utilities payable in respect of the Common Parts.

1.5	management premises

Costs of providing and operating Management Premises and the Plant and Equipment for use in connection with the provision of management services for the Development (including the Building) (including the cost of office and cleaning equipment, furniture and other like costs) and together with any associated costs.

1.6	staff costs

Costs of:

1.6.1

providing and administering supervisory, administrative and service staff including wages, salaries, and the costs of providing special clothing and uniforms of and for all persons from time to time employed by the Landlord or any managing agents for purposes connected with the Development (including the Building), payments in respect of national insurance, graduated pensions, industrial training levies, redundancy and similar or ancillary payments required to be made by statute; and

1.6.2

accommodation, heating, lighting, and Plant and Equipment and Conduits within the Development (including the Building) for use in connection with such supervisory, administrative and service personnel and the maintenance, repair and decoration of office or other  accommodation and the provision, repair, maintenance and

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replacement of equipment and furniture therein (including the cost of use of telephones).
1.7	refuse collections

Costs of:

1.7.1	provision (in so far as not provided by the local authority) and operation of communal containers and compactors at collection points for the disposal of refuse; and
1.7.2	periodic refuse collection services or arranging for such services together with any additional levy imposed by the local or other competent authority.
1.8	maintenance of equipment and services

Costs incurred in respect of:

1.8.1

the supply, inspection, maintenance, repair, overhaul, servicing, operation, alteration, renewal and replacement of any machinery (including motor vehicles) articles and materials for the purpose of refuse collection;

1.8.2

the inspection (by specialist contractors if thought necessary or desirable by the Landlord), maintenance, repair, overhaul, replacement, renewal, servicing and cleansing and treatment of the Common Parts or part thereof;

1.8.3

the inspection, operation, maintenance, repair, overhaul, servicing, operation, alteration, renewal and replacement of the Plant and Equipment and the Conduits including without prejudice to the foregoing all lifts, lift shafts, standby generators and boilers and items relating to mechanical ventilation, heating, cooling, public address and closed circuit television;

1.8.4	the replacement (where beyond economic repair) of the Plant and Equipment and Conduits;
1.8.5

providing, maintaining, operating and administering a water supply for the Development (including the Building) including without prejudice the provision, maintenance and operation of all meters and related equipment and paying all costs relative thereto;

1.8.6

providing electricity and other utilities in connection with the provision of all the matters referred to in this Part 6 of the Schedule and a stand-by electricity generator, if any, to supply electricity in the Common Parts;

1.8.7

supplying, providing, purchasing, hiring, maintaining, renewing, replacing, repairing, servicing, overhauling, and keeping in good and serviceable order and condition all appurtenances, appointments, fixtures and fittings, bins, receptacles, tools, appliances,

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materials, equipment and other things which the Landlord may deem necessary for the maintenance, appearance, upkeep or cleanliness of the Development (including the Building) or any part thereof.
1.9	to keep accounts

To keep an account of the expenditure incurred by or for the Landlord in respect of the obligations and provisions of this Part of the Schedule.

1.10	titles
1.10.1

A fair and reasonable share of the costs of upholding, maintaining (if necessary), renewing, rebuilding and reinstating all roofs, main gables and mutual walls, entrances and stairways, sewers, drains, pipes and other subjects which are common to the Common Parts and other parts of the Development (including the Building) or any adjoining or adjacent subjects and for which the Landlord may be liable exclusively or in common under its title.

1.10.2

To perform and observe all the real liens, burdens, conditions, restrictions, servitudes, agreements or others howsoever constituted, whether in the Title Deeds or otherwise which affect the Common Parts or any part thereof from time to time to the extent applicable to the Development (including the Building) and in so far as the same remain subsisting and capable of taking effect and to take all actions, meet all costs, expenses, claims and demands which may arise or be occasioned in respect of any of the same.

1.11	costs of valuation

The obtaining of any independent professional valuation of the Development (including the Building) or any revisions thereof which shall be required by the Landlord for the purpose inter alia of determining the Full Cost of Reinstatement (but no more frequently than once in any 3 year period).

1.12	managing agents’ fees

Properly incurred and reasonable fees of any agents retained by the Landlord to manage the Development (including the Building) and if no such agents are employed, a proper fee (including VAT thereon) for the provision of such management by the Landlord.

1.13	accountants’ fees

Properly incurred and reasonable fees and other charges (including VAT thereon) for the Accountant appointed from time to time in providing the services specified at paragraphs 4 and 5 of Part 5 of the Schedule.

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1.14	professional fees

Properly incurred and reasonable fees and charges of any accountant, architect, engineer, surveyor or other professional adviser employed to certify any matter or thing to be certified for the purpose of any provisions of this Part 6 of the Schedule or Part 5 of the Schedule.

1.15	external decoration

Without prejudice to the generality of the foregoing obligations, no more than once in every three years of the Duration of this Lease (and so long as not less than three years shall elapse between one complete redecoration of the Building and the next redecoration in terms of this provision) in a good and proper and workmanlike manner to prepare and paint all the outside wood, metal, stucco, cement and other work of the Building and all other exterior parts as have previously been so painted with two coats at least of good quality paint or other suitable medium (in accordance with the requisite British Standards Specification at the time being subsisting in respect of the materials in question) and in like manner to prepare, wax and polish and otherwise maintain all the outside work now or which ought to be so treated with good quality materials and also in like manner as often as in the opinion of the Landlord shall be reasonably necessary (but not more frequently than once in every three years of the foregoing Lease) to clean and treat in a suitable manner for its maintenance in good condition all the outside hardwood and metal and other work not required to be painted or polished and to clean all tiles, glazed bricks and similar washable surfaces.

2	public facilities etc

Expenditure incurred in the provision, inspection, maintenance, repair, overhaul, replacement and renewal of such landscaping, trees, shrubs, flowers, grass and other plants and of such flags, flagpoles, decorative lights, moving displays, sculptures, showcases and other decorations and of such decorative or drinking fountains, public pay telephones, clocks, childminding information, first aid, left luggage and lost property facilities or other like amenities as the Landlord is required by statute to provide or acting reasonably shall think fit to provide or maintain on or in the Development (including the Building).

3	signs

Expenditure incurred in the provision, inspection, maintenance, repair, overhaul, replacement and renewal of signs, signposts, location maps, direction boards and other informative signs, notices, displays or maps (whether or not illuminated and howsoever operated) in or upon the Common Parts or any other part of the Development (including the Building excluding the Lettable Units).

4	security

Expenditure in the provision of such security staff, contractors and equipment and apparatus as the Landlord shall acting reasonably think fit and proper to employ and/or use and in the provision,

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maintenance, replacement and renewal of such security equipment in the Development (including the Building excluding the Lettable Units) from time to time.

5	toilets

Expenditure incurred in or about the attendance, cleaning, inspection, maintenance, repair, overhaul, replacement and renewal and the staffing of the common and public toilet facilities in the Development (including the Building excluding the Lettable Units).

6	VAT

The applicable amount of VAT on any item of expenditure specified or referred to in this Part 6 of the Schedule.

7	orders, statutory requirements etc

Taking all steps necessary for complying with or making representations against or otherwise contesting the incidence of the provisions of any legislation or orders or statutory requirements thereunder concerning town planning, compulsory purchase, public health, highways, streets, drainage or other matters relating to or alleged to relate to the Development (including the Building) for which the Tenant is not directly liable hereunder or the tenants of other premises within the Development (including the Building excluding the Lettable Units) or any one or more of them are not directly responsible under their leases including complying with all provisions and requirements of any and every enactment or any public, local or other authority and executing all works and providing all arrangements which may be directed or required as aforesaid so far as the same relate to the Common Parts.

8	Car Park

The cost of operating the Car Parks and of managing, repairing, maintaining (if necessary), rebuilding, renewing and cleaning the same and keeping them clear of all rubbish and obstructions.

9	CCTV system

Expenditure incurred in the provision, maintenance and renewal of a closed circuit television system or the like for the Development (including the Building) and each and every part thereof.

10	fire fighting equipment etc.

Expenditure incurred in providing fire prevention and fire fighting equipment appliances and apparatus (including fire alarm sprinkler systems, smoke detectors) and any other signs or other notices required by the local fire officer (other than such as are supplied in the Premises by the Tenant) and the cost of repair, maintenance and renewal of the same.

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11	Management Premises expenses

The rates, telephone charges, gas, electricity and all other incidental expenses of any accommodation provided in the Development (including the Building excluding the Lettable Units) for vehicles, parts, equipment and other things employed in connection with any other matter the cost of which is covered in this Part 6 of the Schedule.

12	anticipated expenditure

Such part of all such expenditure hereinbefore mentioned which is of a periodically recurring nature (whether recurring by regular or irregular periods) whenever disbursed, incurred or made or to be disbursed, incurred or made and including a sum or sums of money by way of provision for anticipated expenditure in respect thereof as the Landlord may allocate as being fair and reasonable in the circumstances to be credited against the Service Expenditure in the relevant Year.

13	reserves

The cost of establishing and maintaining financial reserves to meet the future costs (as from time to time estimated by the Landlord) of repair, maintenance, reconstruction, renewal, rebuilding and replacement in respect of the Common Parts or any part or parts thereof where such cost is not of a constant and annually recurring nature.

14	other matters

Expenditure on the properly incurred and reasonable cost of any other service or matter relative to the Development (including the Building) which the Landlord acting reasonably and in the interests of good estate management, considers necessary or desirable from time to time for the more efficient management and use of the Common Parts and/or the Development (including the Building).

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PART 7

Title Deeds

Land Certificate Title Number MID70754.

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PART 8

Provisions of Rent Review

1	In this Part 8 of the Schedule the following expressions shall have the following meanings:-
1.1	"the Rent Review Date" means 15 August 2022;
1.2

"Open Market Rent" means the  yearly rent for which the Premises could reasonably be expected to be let as a whole  with vacant possession on the Rent Review Date in the open market by a willing landlord to a willing tenant for a duration equal to 5 years upon the terms and conditions (including the provisions for the review of rent at intervals of five years but excluding the amount of rent payable immediately prior to Rent Review Date) as are herein contained and on the assumption (if not the fact) that:-

1.2.1	all the Tenant's obligations hereunder shall have been complied with (but without prejudice to any rights of either party in regard thereto);
1.2.2	all parts of the Premises and the Building are fit and available for immediate use and occupation are ready to take the Tenant’s fitting out works;
1.2.3

if the Premises and/or the Common Parts or any part thereof or the means of access thereto or any services enjoyed shall have been destroyed or damaged, the same had before the Rent Review Date been fully reinstated;

1.2.4	the Tenant and the willing tenant are able to reclaim/recover in full all (if any) VAT chargeable on the Rents and other monies payable by the Tenant under this Lease; and
1.2.5	that any reasonable rent free period then standard on the open market allowed for the purposes (and only for the purposes) of the willing tenant’s fitting out has expired,

But there being disregarded:-

1.2.6	any effect on rent of the fact that the Tenant or a sub-tenant may have been in occupation of the Premises;
1.2.7	any goodwill attached to the Premises by reason of any trade or business carried on therein by the Tenant or any sub-tenant;
1.2.8

any effect on rent of any works carried out by the Tenant with the Landlord's consent (including any fitting out works undertaken by the Tenant at the commencement of or at any time during the Duration of the Lease) otherwise than in pursuance of any obligation to the Landlord or under this Lease; and

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1.2.9	any effect on Rents of the inability of the Tenant to recover, whether in part or in full, any VAT chargeable on the Rents and other monies payable by the Tenant under the foregoing Lease.
2	On and after the Rent Review Date the rent hereinbefore payable shall be the higher of:-
2.1	the rent then payable in terms of Clause 2.1 of the foregoing Lease (hereinafter referred to as the "Current Rent"); and
2.2	the Open Market Rent of the Premises (hereinafter called the "New Rent").
3

If 2 months before the Rent Review Date the Landlord and the Tenant shall not have agreed on the New Rent to commence on the Rent Review Date the Landlord or the Tenant may at any time thereafter require an independent surveyor with not less than ten years' continuous experience immediately preceding the date of appointment in the valuation of premises comparable to the Premises (hereinafter called "the Surveyor") to determine the Open Market Rent.

4

The Surveyor may be agreed upon by the Landlord and the Tenant and in default of such agreement shall be appointed by the President or senior office holder for the time being of the Scottish Branch of the Royal Institution of Chartered Surveyors on the application of the Landlord or the Tenant.

5	On reference of the determination of the New Rent to the Surveyor:-
5.1	the Surveyor shall act as an arbiter;
5.2	if the Surveyor comes to the conclusion that the Open Market Rent of the Premises on the Rent Review Date is or was less than the Current Rent, the New Rent shall be the Current Rent;
5.3	the decision of the Surveyor shall be final on all matters hereby referred to him;
5.4

if the Surveyor shall fail to determine the Open Market Rent or if he shall relinquish his appointment or die or if it shall become apparent that for any reason he will be unable to complete his duties hereunder the Landlord or the Tenant may apply to the said President for a substitute to be appointed in his place in which case the foregoing procedure may be repeated as many times as necessary; and

5.5	the fees of the Surveyor shall follow his award and failing such an award shall be met equally by the parties.
6

In the event that by the Rent Review Date the Landlord and the Tenant shall not have reached agreement as provided for in this Part 8 of the Schedule and the Surveyor shall not have given his award, then the Tenant shall continue to pay rent at the Current Rent in accordance with this Lease until such agreement shall be reached or the Surveyor gives his award, whichever shall first occur.  Within 10 Working Days after such agreement shall have been reached or the said award shall have been made the Tenant shall pay to the Landlord an amount equal to the difference

64

between the New Rent and the Current Rent for the period commencing on the Rent Review Date together with Interest thereon for the period commencing on the Rent Review Date to the date of payment.
7

If the Landlord and the Tenant shall be able to agree on the amount of the New Rent or failing that once the New Rent is determined by the Surveyor such agreement or determination shall be recorded in a memorandum to be signed by both the Landlord and the Tenant and each party shall be responsible for their own legal (and any other professional) fees incurred in entering into such memorandum.

8

If at the Rent Review Date there shall be in force any enactment (which expression includes any Act of Parliament now or hereafter in force as well as any instrument, regulation or order made thereunder or deriving validity therefrom) which shall relate to the control of rent and which shall restrict, interfere with or affect the Landlord's right to revise the rent hereby payable in accordance with the terms hereof or to accept payment of the full amount of the New Rent then the Landlord shall be entitled once following each removal or modification of such enactment to serve notice (hereinafter called "an interim notice") upon the Tenant and from and after the date of service of such interim notice until the Rent Review Date the rent shall be increased to whichever is higher of the Open Market Rent at the date of service of the interim notice or the rent payable immediately prior thereto and the provisions of this Part 8 of the Schedule shall apply accordingly with the substitution of the said date of service for the Rent Review Date.

9	Time shall not be of the essence in respect of any period of time referred to in this Part 8 of the Schedule except for the time for payment of rent referred to in paragraph 6 hereof.

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PART 9

PART 9A

Premises Plan

66

PART 9B

Development Plan

LAND REGISTER OF SCOTLAND	Officer's ID / Date	TITLE NUMBER
	2719 8/1/2013	**MID70754**

ORDNANCE SURVEY NATIONAL GRID REFERENCE	70m
NT1871NW NT1771	Survey Scale 1/1250

CROWN COPYRIGHT © – This copy has been produced from the ROS Digital Mapping System on 23/01/2013 with the authority of Ordnance Survey under Section 47 of the Copyright, Designs and Patents Act 1988. Unless there is a relevant exception to copyright, the copy must not be copied without the prior permission of the copyright owner. OS Licence no 100041180.

SEE SUPPLEMENTARY PLAN(S)

The boundaries shown by dotted lines have been plotted from the deeds. Physical boundaries will be indicated after their delineation on the Ordnance Map.

67

PART 9C

Car Park Plan

THIS DRAWING AND AUTOCAD DATA THEREON PROTECTED BY COPYRIGHT IS AND MUST NOT BE COPIED OR REPRODUCED WITHOUT THE WRITTEN CONSENT OF SAVILLS (UK) LTD

Lochside House

savills

CAR PARK PLAN